Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-123639


                 Prospectus Supplement No. 1 dated May 13, 2005
                       (to Prospectus dated May 12, 2005)


     This Prospectus Supplement No. 1 supplements and amends the Prospectus dated May 12, 2005 (the "Prospectus"), relating to the resale of 8,126,936 shares of common stock, par value $.01 per share, of Simtek Corporation. You should read this Prospectus Supplement No. 1 in conjunction with the Prospectus. Prospectus Supplement No. 1 is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements thereto.


     Attached hereto and incorporated by reference herein is Simtek's (i) Quarterly Report on Form 10-Q for the three months ended March 31, 2005, filed with the Securities and Exchange Commission on May 13, 2005, (b) Current Report on Form 8-K filed with the Securities Exchange Commission on May 12, 2005 (with respect to certain management changes at Simtek), (c) Current Report on Form 8-K filed with the Securities Exchange Commission on May 12, 2005 (with respect to the acceleration of vesting of stock options); and (d) the Current Report on Form 8-K filed with the Securities Exchange Commission on May 10, 2005. This Prospectus Supplement No. 1 should be read in conjunction with, and delivered with, the Prospectus and is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement No. 1 supersedes the information contained in the Prospectus.


     The Prospectus, together with this Prospectus Supplement No.1, constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933, as amended, with respect to the offers and sales of the Simtek common stock offered hereby.


         See the section of the Prospectus titled "Risk Factors", beginning on page 4 of the Prospectus, for certain factors relating to an investment in the shares of Simtek common stock offered hereby.


         Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of the Simtek common stock offered hereby or passed upon the adequacy or accuracy of the Prospectus or this Prospectus Supplement No. 1. Any representation to the contrary is a criminal offense.


         The date of this Prospectus Supplement No. 1 is May 13, 2005.

                                   UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 10-Q

                       ----------------------------------

(Mark One)

[X] Quarterly Report Under Section 13 or 15 (d) of the Securities Exchange Act of 1934 for the quarterly period ended March 31, 2005

[ ]     Transition Report Under Section 13 or 15(d) of the Exchange Act


                         Commission file number 0-19027


                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Colorado                                              84-1057605
-------------------------------                              -------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)



              4250 Buckingham Dr. #100; Colorado Springs, CO 80907
             -----------------------------------------------------
               (Address of principal executive offices)(Zip Code)

                                 (719) 531-9444
                         -------------------------------
                         (Registrant's telephone number)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

            Yes  X       No
                ---         ---


Indicate by check mark whether the registrant is an accelerated filer (as
defined in Rule 12b-2 of the Exchange Act). Yes         No   X
                                                -----      -----

The total number of shares of Common Stock issued and outstanding as of May 12, 2005 was 69,868,168.

                               SIMTEK CORPORATION

                                      INDEX

                      For the Quarter Ended March 31, 2005

PART 1. FINANCIAL INFORMATION

     ITEM 1                                                                 Page
                                                                            ----
          Condensed Consolidated Balance Sheets as of
          March 31, 2005 and December 31, 2004                                 3

          Condensed Consolidated Statements of Operations for
          the three months ended March 31, 2005 and 2004                       4

          Condensed Consolidated Statements of Cash Flows for
          the three months ended March 31, 2005 and 2004                       5

          Notes to Condensed Consolidated Financial Statements              6-10

     ITEM 2

          Managements Discussion and Analysis of Financial Condition and
          Results of Operations                                               11

     ITEM 3

          Quantitative and Qualitative Disclosures about Market Risk          18

     ITEM 4

          Controls and Procedures                                             19

PART 2. OTHER INFORMATION

     ITEM 1    Legal Proceedings                                              20

     ITEM 2    Unregistered Sales of Equity Securities and
               Use of Proceeds                                                20

     ITEM 3    Defaults Upon Senior Securities                                20

     ITEM 4    Submission of Matters to a Vote of Security Holders            20

     ITEM 5    Other Information                                              20

     ITEM 6    Exhibits and Reports on Form 8-K                               20

SIGNATURES                                                                    21


                                              SIMTEK CORPORATION
                                    CONSDENSED CONSOLIDATED BALANCE SHEETS

                                     ASSETS
                                     ------

                                                                               March 31, 2005        December 31, 2004
                                                                               --------------        -----------------
                                                                                (Unaudited)
CURRENT ASSETS:

     Cash and cash equivalents                                                  $  1,456,201           $  2,146,790
     Accounts receivable - trade, net                                              1,661,737              2,777,164
     Inventory, net                                                                2,351,381              1,869,842
     Prepaid expenses and other current assets                                       108,696                131,099
                                                                                ------------           ------------
         Total current assets                                                      5,578,015              6,924,895
EQUIPMENT AND FURNITURE, net                                                       1,025,901                942,790
DEFERRED FINANCING COSTS                                                              70,535                 74,684
OTHER ASSETS                                                                          27,180                 33,450
                                                                                ------------           ------------
     TOTAL ASSETS                                                               $  6,701,631           $  7,975,819
                                                                                ============           ============


                       LIABILITES AND SHAREHOLDERS' EQUITY
                       -----------------------------------

CURRENT LIABILITIES:
     Accounts payable                                                           $  1,839,206           $  2,122,923
     Accrued expenses                                                                479,544                582,615
     Accrued vacation payable                                                        225,856                189,815
     Accrued wages                                                                    71,373                 31,205
     Obligation under capital leases                                                  50,951                 47,310
     Debentures, current                                                             286,854                     --
                                                                                ------------           ------------
         Total current liabilities                                                 2,953,784              2,973,868
DEBENTURES, NET OF CURRENT                                                         2,713,146              3,000,000
OBLIGATIONS UNDER CAPITAL LEASES, NET OF CURRENT PORTION                                  --                 13,024
                                                                                ------------           ------------
         Total liabilities                                                         5,666,930              5,986,892
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
     Preferred stock, $1.00 par value; 2,000,000 shares authorized,
         none issued                                                                      --                     --
     Common stock, $.01 par value; 300,000,000 shares authorized,
         63,057,936 and 62,881,679 shares issued and outstanding
         at March 31, 2005 and December 31, 2005, respectively                       630,579                628,817
     Additional paid-in capital                                                   41,834,812             41,778,120
     Treasury stock, at cost; 10,000 shares                                          (12,504)               (12,504)
     Accumulated deficit                                                         (41,418,186)           (40,405,506)
                                                                                ------------           ------------
         Total shareholders' equity                                                1,034,701              1,988,927
                                                                                ------------           ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                      $  6,701,631           $  7,975,819
                                                                                ============           ============



                  The accompanying notes are an integral part of these financial statements.




                                         SIMTEK CORPORATION
                          CONDENDSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                             (Unaudited)

                                                                        For the three months ended March 31,
                                                                        ------------------------------------
                                                                         2005                        2004
                                                                         ----                        ----
NET SALES                                                           $  3,473,990                $  3,498,835

     Cost of sales                                                     2,334,689                   2,429,917
                                                                    ------------                ------------

GROSS MARGIN                                                           1,139,301                   1,068,918

OPERATING EXPENSES:
     Research and development costs                                    1,294,400                   1,313,260
     Sales and marketing                                                 468,066                     456,694
     General and administrative                                          335,890                     277,954
                                                                    ------------                ------------

                  Total operating expenses                             2,098,356                   2,047,908
                                                                    ------------                ------------

LOSS FROM OPERATIONS                                                    (959,055)                   (978,990)

OTHER INCOME (EXPENSE):
     Interest income                                                       5,207                       7,804
     Interest expense                                                    (58,032)                    (61,125)
     Other expense                                                          (800)                     (4,810)
                                                                    ------------                ------------

                  Total other income (expense)                           (53,625)                    (58,131)
                                                                    ------------                ------------

LOSS BEFORE PROVISION FOR INCOME TAXES                              $ (1,012,680)               $ (1,037,121)

     Provision for income taxes                                               --                          --
                                                                    ------------                ------------

NET LOSS                                                            $ (1,012,680)               $ (1,037,121)
                                                                    ============                ============

NET LOSS PER COMMON SHARE:
     Basic and diluted EPS                                          $       (.02)               $       (.02)
                                                                    ============                ============
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
     Basic and diluted                                                62,934,158                  57,023,653
                                                                    ============                ============


                The accompanying notes are an integral part of these financial statements.



                                         SIMTEK CORPORATION
                           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                             (unaudited)

                                                                                  Three Months Ended March 31,
                                                                                  ----------------------------
                                                                                    2005                 2004
                                                                                    ----                 ----
CASH FLOWS FROM OPERATING ACTIVITIES:

     Net loss                                                                   $(1,012,680)          $(1,037,121)
     Adjustments to reconcile net loss to net cash used in operating
         Activities:
         Depreciation and amortization                                              132,031               116,936
         Loss on disposal of assets                                                      --                13,165
         Net change in allowance accounts                                            49,425                 2,084
         Deferred financing fees                                                      4,149                 4,149
         Changes in assets and liabilities:
          (Increase) decrease in:
              Accounts receivable                                                 1,133,846               (55,625)
              Inventory                                                            (500,366)             (963,716)
              Prepaid expenses and other                                             22,403                 1,133
          Increase (decrease) in:
              Accounts payable                                                     (283,717)              982,479
              Accrued expenses                                                      (72,994)              (69,400)
                                                                                -----------           -----------
         Net cash used in operating activities                                     (527,903)           (1,005,916)

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of equipment and furniture, net                                      (208,872)              (59,359)
                                                                                -----------           -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Payments on notes payable and line of credit                                        --              (150,000)
     Payments on capital lease obligation                                           (12,269)              (35,856)
     Exercise of stock options                                                       58,455               187,713
                                                                                -----------           -----------
         Net cash provided by financing activities                                   46,186                 1,857
                                                                                -----------           -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                          (690,589)           (1,063,418)

CASH AND CASH EQUIVALENTS, beginning of period                                    2,146,790             3,431,679
                                                                                -----------           -----------
CASH AND CASH EQUIVALENTS, end of period                                        $ 1,456,201           $ 2,368,261
                                                                                ===========           ===========

Cash paid for interest                                                          $    56,908           $    62,050
                                                                                ===========           ===========


                The accompanying notes are an integral part of these financial statements.

                               SIMTEK CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1.   BASIS OF PRESENTATION

     The financial statements included herein are presented in accordance with the requirements of Form 10-Q and consequently do not include all of the disclosures normally made in the registrant's annual Form 10-K or 10-KSB filing. These financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Annual Report and Form 10-KSB and Annual Report and Form 10-KSB/A for Simtek Corporation ("Simtek" or the "Company") filed on March 17, 2005 and May 11, 2005, respectively for fiscal year 2004.

     In the opinion of management, the unaudited financial statements reflect all adjustments of a normal recurring nature necessary to present a fair statement of the results of operations for the respective interim periods. The year-end balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. Results of operations for the interim periods are not necessarily indicative of the results of operations for the full fiscal year.

     Stock-Based Compensation
     ------------------------

     As permitted under the SFAS No. 123, Accounting for Stock-Based Compensation, the Company accounts for its stock-based compensation in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. As such, compensation expense is recorded on the date of grant if the current market price of the underlying stock exceeds the exercise price. Certain pro forma net loss and EPS disclosures for employee stock option grants are included below as if the fair value method as defined in SFAS No. 123 had been applied. Transactions in equity instruments with non-employees for goods or services are accounted for by the fair value method.

     Had compensation cost been determined based on the fair value at the grant dates for awards under employee stock based compensation plans consistent with the fair value method, the Company's net loss and EPS would have been increased to the pro forma amounts indicated below.

                                                                         Three Months Ended March 31,
                                                                         ----------------------------
                                                                            2005             2004
                                                                            ----             ----
    Net loss as reported                                              $ (1,012,680)      $ (1,037,121)
      Add: Stock based compensation included in reported
      Net loss                                                                   -                  -
      Deduct: Fair value of stock based compensation                      (140,853)          (177,186)
                                                                      ------------       ------------
      Proforma net loss                                               $ (1,153,533)      $ (1,214,307)
                                                                      ============       ============

    Net loss as reported - basic and diluted                          $       (.02)      $       (.02)
    Proforma net loss - basic and diluted                             $       (.02)      $       (.02)


    The fair value of each option granted in three months ending March 31, 2005 and 2004 were estimated on the date of grant using the Black-Scholes option-pricing model with the following:

                                                Three Months Ended March 31,
                                                ----------------------------
                                                 2005                 2004
                                                 ----                 ----
      Expected volatility                       82.93%               122.2%
      Risk-free interest rate                    3.39%                 2.0%
      Expected dividends                          -                     -
      Expected terms (in years)                  4.0                   4.0

                               SIMTEK CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


2.   LIQUIDITY

     During the three months ended March 31, 2005 and the twelve months ended December 31, 2004, the Company incurred a net loss of approximately $1,013,000 and $3,670,000, respectively and has an accumulated deficit of $41,418,000 as of March 31, 2005. The Company was also not in compliance with its debentures throughout 2004 and the first three months of 2005, but was successful in obtaining waivers through April 1, 2006 from the debenture holders. The Company has working capital of approximately $2,624,000 as of March 31, 2005.

     The Company operates in a volatile industry, whereby its average selling prices and product costs are influenced by competitive factors. Furthermore, the Company continues to incur significant research and development costs for product development. These factors create pressures on sales, costs, earnings and cash flows, which will impact liquidity.

     If the Company is unable to achieve profitable operations in 2005 it may result in increased liquidity pressure on the Company, whereby it might be required to enter into debt or equity arrangements that may not be as otherwise favorable to the Company.

3.   RECENT ACCOUNTING PRONOUNCEMENTS

     In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment," which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) is effective for public companies for annual periods beginning after June 15, 2005, supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows.

     SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro-forma disclosure is no longer an alternative. The new standard will be effective for us beginning January 1, 2006. We have not yet completed our evaluation but expect the adoption to have an effect on the financial statements similar to the pro-forma effects reported above.

4.   REVENUE RECOGNITION

     Revenue Recognition, Semiconductor Products - Product sales revenue is recognized when a valid purchase order has been received with a fixed price and the products are shipped to customers FOB origin (Colorado Springs, Colorado), including distributors. Based on historic business with the majority of the Company's customers and, in the case of new customers, the Company is reasonably assured that collectibility on our shipments will occur. Customers receive a one-year product warranty and sales to distributors are subject to a limited product exchange program and a price protection in the event of changes in the Company's product price. The Company provides a reserve for possible product returns, product price protection and warranty costs at the time the sale is recognized. The Company has a detailed procedure to ensure that its estimates for reserves are reasonable and reliable. The reserve for product returns is based on the actual inventory value of the Company's semiconductor products held by its distributors. The Company's distributors are permitted to rotate up to 5% of their stock every six months with the stipulation that they must submit a replacement order of equal dollar value to the stock that they are returning. The reserve for price protection is used when the Company authorizes special pricing to one of its distributors for a specific customer. To date, the estimates have not been materially different from the credits we have issued under these reserves.

                               SIMTEK CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


     Revenue Recognition, Government Contracts - Revenues from cost-plus-fee contracts are recognized on the basis of costs incurred during the period plus the fee earned. Revenues from fixed-price contracts are recognized on the percentage-of-completion method. The percentage-of-completion is measured by the total costs incurred to date to estimate total costs for each contract. This method is used because management considers costs incurred to be the best available measure of progress on these contracts. Because of inherent uncertainties in estimating costs, it is reasonably possible that the estimates used will change within the near term.

5.   Inventories

     The Company records inventory using the lower of cost (first-in, first-out) or market. Inventory at March 31, 2005 and December 31, 2004 included:

                                               March 31, 2005     December 31, 2004


     Raw Materials                             $       70,211      $        68,955
     Work in progress                               1,831,113            1,765,044
     Finished Goods                                   637,464              204,423
                                               --------------      ---------------
                                                    2,538,788            2,038,422
     Less reserves for excess inventory              (187,407)            (168,580)
                                               ---------------     ----------------
                                               $    2,351,381      $     1,869,842
                                               ==============      ===============

6.   CONVERTIBLE DEBENTURES

     On July 1, 2002, the Company received funding of $3,000,000 in a financing transaction with Renaissance Capital Growth and Income Fund III, Inc., Renaissance US Growth & Investment Trust PLC and BFSUS Special Opportunities Trust PLC. RENN Capital Group, Inc. is the agent for these investment funds. One of the Company's directors holds the position of Senior Vice President of RENN Capital Group. The $3,000,000 funding consists of convertible debentures with a 7-year term at a 7.5% per annum interest rate. Each fund equally invested $1,000,000. The holder of the debenture shall have the right, at any time, to convert all, or in multiples of $100,000, any part of the debenture into fully paid and nonassessable shares of Simtek common stock. The debentures are convertible into Simtek common stock at $0.312 per share, which was in excess of the market price per share on July 1, 2002. Based on the conversion rate of $0.312 per share, it would entitle each fund to 3,205,128 shares of Simtek common stock. From March 1, 2003 through March 31, 2005, the Company was not in compliance with two of the covenants set forth in the loan agreement. These covenants relate to the interest coverage ratio and debt to equity ratio. On May 10, 2005, the Company received a waiver for the two covenants through April 1, 2006. However, significant variances in future actual operations from the Company's current estimates could result in the reclassification of this note to current liabilities. If the Company is in default of the covenants for a period of 30 days it is considered a default under the debenture agreement and the lender may declare the unpaid principal amount and all accrued interest thereon due and payable. In addition, if the Company defaults under the debenture agreement the lender may, among other things, foreclose on our collateral on which it has a security interest. The lender has a security interest in substantially all of our assets.

     If the debentures are not redeemed prior to June 28, 2005, the Company is required to begin making principal installment payments on a monthly basis. The amount of each installment will be $10 per $1,000 of the remaining principal amount. We have classified the total amount of the expected payments to be made over the next twelve months as a current liability.

                               SIMTEK CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


7.   GEOGRAPHIC CONCENTRATION

     Sales of the Company's semiconductor products by location for the three months ended March 31, 2005 and 2004 were as follows (as a percentage of semiconductor product sales only):

                                                   Three Months Ended
                                                         March 31,
                                                         ---------
                                                   2005              2004
                                                   ----              ----

     United States                                  28%               41%
     Europe                                         17%               10%
     Far East                                       44%               43%
     All Others                                     11%                6%
                                                 ------           -------
                                                   100%              100%
                                                 ======           =======

8.   BUSINESS SEGMENTS

     The Company has two reportable segments. One segment designs and produces semiconductor devices for sale into the semiconductor market. The second segment, Q-DOT Group, Inc., which is operated as a wholly-owned subsidiary, specializes in advanced technology research and development for data acquisition, signal processing, imaging and data communications that is supported by government and commercial contracts. Although both segments are managed as part of an integrated enterprise, they are reported herein in a manner consistent with the internal reports prepared for management.

     Transactions between reportable segments are recorded at cost. Substantially all operating expenses are identified by segment. Substantially all of the Company's assets are located in the United States of America.

     Description                                    Three Months Ended
                                                    ------------------
                                                          March 31,
                                                          ---------
                                                  2005                 2004
                                                  ----                 ----
     Net Sales:
          Semiconductor Devices             $   2,975,895         $   2,935,669
          Government Contracts                    498,095               563,166
                                            -------------         -------------

          Total                             $   3,473,990         $   3,498,835
                                            =============         =============

     Net Profit (Loss):
          Semiconductor Devices             $    (986,385)        $  (1,066,984)
          Government Contracts                    (26,295)               29,863
                                            -------------         -------------

          Total                             $  (1,012,680)        $  (1,037,121)
                                            =============         =============


9.   SUBSEQUENT EVENTS

     On May 5, 2005, the Company closed a Production and Development Agreement with Cypress Semiconductor Corporation, or Cypress, to jointly develop a 0.13-micron Silicon-Oxide-Nitride-Oxide-Silicon (SONOS) nonvolatile memory process. The Company and Cypress will work together to add the SONOS nonvolatile capability to Cypress's baseline CMOS process, which is in production at its

                               SIMTEK CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


Minnesota wafer fabrication plant. The Company will use the technology to produce a family of 4-megabit nvSRAM and Value-Added-Memory products. In connection with the Production and Development Agreement, the Company and Cypress closed a Share Purchase Agreement on May 5, 2005, pursuant to which Cypress purchased 6,740,816 shares of the Company's common stock for $4,000,000 and acquired a warrant to purchase 5,055,612 shares of the Company's common stock at an exercise price of $0.7772. The warrant has a ten-year term. The Company and Cypress also entered into an Escrow Agreement pursuant to which the Company deposited $3 million into an escrow account in order to support and make certain payments for the 0.13-micron SONOS process and product developments.

                               SIMTEK CORPORATION

ITEM 2 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis in this quarterly report on Form 10-Q is intended to provide greater details of the results of operations and financial condition of our Company. The following discussion should be read in conjunction with our condensed consolidated financial statements and notes thereto and other financial data included elsewhere herein. Certain statements under this caption constitute forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The reader should not place undue reliance on these forward looking statements for many reasons including those risks discussed in this document. In addition, when used in this quarterly report, the words "believes," "anticipates," "expects," "plans," "intends" and similar expressions are intended to identify forward-looking statements. Forward-looking statements and statements of expectations, plans and intent are subject to a number of risks and uncertainties. Actual results in the future could differ materially from those described in the forward-looking statements, as a result, among other things, of changes in technology, customer requirements and needs, among other factors. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

     Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which require us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and the related disclosures. Our accounting policies are discussed in Note 1 of the Notes to Consolidated Financial Statements included in our 2004 Form 10-KSB. The estimates used by us are based upon our historical experiences combined with our understanding of current facts and circumstances. Certain of our accounting polices are considered critical as they are both important to the portrayal of our financial condition and the results of our operations and require significant or complex judgments on our part. We believe that the following represent the critical accounting policies of Simtek as described in Financial Reporting Release No. 60, Cautionary Advice Regarding Disclosure About Critical Accounting Policies, which was issued by the Securities and Exchange Commission: inventories; deferred income taxes; allowance for doubtful accounts; and, allowance for sales returns.

     The valuation of inventories involves complex judgments on our part. Excess finished goods inventories are a natural component of market demand of semiconductor devices. We continually evaluate and balance the levels of inventories based on sales projections, current orders scheduled for future delivery and historical product demand. While certain finished goods items will sell out, quantities of other finished goods items will remain. These finished goods are reserved as excess inventory. We believe we have adequate controls with respect to the amount of finished goods inventories that are anticipated to become excess. While we believe this process produces a fair valuation of inventories, changes in general economic conditions of the semiconductor industry could materially affect valuation of our inventories.

     The allowance for doubtful accounts reflects a reserve that reduces customer accounts receivable to the net amount estimated to be collectible. Estimating the credit worthiness of customers and the recoverability of customer accounts requires us to exercise considerable judgment. In estimating uncollectible amounts, we consider factors such as industry specific economic conditions, historical customer performance and anticipated customer performance. While we believe our processes to be adequate to effectively quantify our exposure to doubtful accounts, changes in industry or specific customer conditions may require us to adjust our allowance for doubtful accounts.

                               SIMTEK CORPORATION


     The allowance for sales returns consists of two separate segments, distributor stock rotation and distributor price reductions. When we record the allowance, the net method reduces customer accounts receivables and gross sales. Generally, we calculate the stock rotation portion of the allowance based upon distributor inventory levels. The contracts we have with our distributors allow them to return to us up to 5% of their inventory in exchange for inventory that better meets their demands. We believe that our processes to adequately predict our allowance for sales returns are effective in quantifying our exposures due to industry or specific customer conditions. At times, we are required to allow our distributors to lower the selling price of a specific device in order to meet competition. When this occurs, we record an allowance for potential credit that our distributors will be requesting. This allowance is based on approved pricing changes, inventory affected and historical data. We believe that our processes to adequately predict our allowance for distributor price reductions are effective in quantifying our exposures due to industry or specific customer conditions.

     We record an allowance that directly relates to the warranty of our products for one year. The allowance for warranty return reduces our gross sales. This allowance is calculated by looking at annual revenues and historical rates of our products returned due to warranty issues. While we believe this process adequately predicts our allowance for warranty returns, changes in the manufacturing or design of our product could materially affect valuation of our warranties.

     We have various government contracts that are subject to audit by the United States Government. However, audits for the periods ending December 31, 2003 and December 31, 2004 have not been completed. In addition, certain of these contracts are based on our estimate as to their percentage of completion as of the balance sheet date. Our historical experience has not resulted in a material adjustment to prior recorded revenue amounts.

     We have recorded a valuation allowance on deferred tax assets. Future operations may change our estimate in connection with potential utilization of these assets.

Overview

     Total unit shipments of our semiconductor memory products were essentially the same for the three months ended March 31, 2005 as compared to the three months ended March 31, 2004. Our net revenue was $3,474,000 for the three months ended March 31, 2005 down from the $3,499,000 for the comparable period of 2004. This decrease was due primarily to a decrease in revenue from the research and development contracts portion of our business.

     Increased operating expenses had an impact on our profitability for the three months ended March 31, 2005 compared to the three months ended March 31, 2004 which were offset by higher gross profit margins.

Results of Operations:

     Revenues - Semiconductor Devices.

     The following table sets forth our net revenues for semiconductor devices by product markets for the three months ended March 31, 2005 and 2004 (in thousands):

                               SIMTEK CORPORATION


                                                      Three Months Ended
                                                      ------------------
                                                          March 31,
                                                          ---------
                                                 2005        2004      Variance
                                                 ----        ----      --------

     Commercial                                $  2,407    $   2,500   $    (93)
     High-end industrial and military               569          436   $    133
                                               --------    ---------   --------

     Total Semiconductor Revenue               $  2,976    $   2,936   $     40
                                               ========    =========   ========

     Commercial revenues include revenue generated from our legacy products (products built on silicon wafers received from Chartered) and from our 25 micron products (products built on silicon wafers received from DongbuAnam). Commercial revenues decreased by $93,000 for the three months ended March 31, 2005 as compared to the three months ended March 31, 2004. The decrease was primarily due to a decrease in average selling prices, which was primarily due to increased price competition at our largest, high-volume customers and their subcontractors.

     High-end industrial and military product revenues accounted for an increase of approximately $133,000 for the three months ended March 31, 2005 as compared to the same period in 2004. The increase was due primarily to completing shipments of our nonvolatile semiconductor memory products against on-going military contracts.

     Three distributors accounted for approximately 52% of our semiconductor devices product sales for the quarter ended March 31, 2005. Products sold to distributors are sold without material recourse. Distributors sell our products to various end customers. If one of these distributors was to terminate its relationship with us, we believe that there would not be a material impact on our product sales.

Cost of Sales and Gross Margin - Semiconductor devices

     We recorded cost of sales for semiconductor devices of $2,071,000 and $2,113,000 for the three months ended March 31, 2005 and 2004, respectively. These costs reflect an approximate 5% increase in gross margin percentages for the three months ended March 31, 2005 as compared to the same period in 2004. Actual gross margin percentages for the three months ended March 31, 2005 and March 31, 2004 were 33% and 28% respectively. This increase was due primarily to increased sales of high-end industrial and military products and decreased production costs of our commercial products.

     During the first three months of 2005, we purchased all of our silicon wafers to produce 0.8 micron nonvolatile static random access memory products from a single supplier, Chartered, to support sales of our nonvolatile semiconductor memory products. Sales of products built on these wafers accounted for approximately 92% of our semiconductor product revenue for the first three months of 2005. We purchased silicon wafers to produce our family of 1-megabit nonvolatile static random access memory products built on 0.25 micron technology from DongbuAnam. Sales of the 1-megabit semiconductor products built on these wafers accounted for approximately 8% of our semiconductor product revenue for the first three months of 2005.

Research and Development - Semiconductor devices

     We believe that continued investments into new product development are required for us to remain competitive in the markets we serve. Beginning in the fourth quarter 2001, our research and development department has been focusing its efforts on developing a 3-volt 256-kilobit nonvolatile semiconductor memory

                               SIMTEK CORPORATION


and the installation of our process at DongbuAnam for the development of a 1-megabit 3-volt nonvolatile semiconductor memory. Currently, our research and development department has been focusing on yield improvement and qualification of our 1-megabit 3-volt nonvolatile semiconductor memory product family. We are currently shipping our family of 1-megabit nonvolatile semiconductor memory products tested to production requirements on a provisional qualification and plan to have qualification complete in mid-2005.

     Total research and development expenses related to the semiconductor portion of our business were $1,145,000 for the three months ended March 31, 2005 as compared to $1,204,000 for the same period in 2004.

     The $59,000 decrease for the three month period was related to increases in payroll and payroll overhead costs of $52,000 and a $28,000 increase in equipment leases and maintenance agreements for software and depreciation. These increases were offset by decreases in product development costs of $137,000 and miscellaneous other expenses of $2,000. The $52,000 increase in payroll and payroll overhead costs and $28,000 increase in equipment leases and maintenance agreements was a direct result of increased headcount. The $137,000 decrease in product development costs was primarily due to the 1-megabit product family becoming suitable for production purposes and a decrease in product development costs related to our data-communication products

Administration - Semiconductor Devices

     Total administration expenses related to the semiconductor portion of our business were $293,000 for the three months ended March 31, 2005 as compared to $247,000 for the same period in 2004.

     The $46,000 increase was due primarily to an increase in professional services, director's compensation, and an increase in payroll costs. During this period an extensive market study was performed by our Chairman, Harold Blomquist, under contract to validate our nonvolatile memory market opportunity and product development direction

Marketing - Semiconductor Devices

         Total marketing expenses related to the semiconductor portion of our business were $401,000 for the three months ended March 31, 2005 as compared to $385,000 for the same period in 2004.

     The $16,000 increase was due primarily to an increase in payroll and payroll overhead costs of $52,000 and a decrease of $36,000 in sales commissions and miscellaneous other expenses. The increase in payroll was a direct result of headcount additions.

Net Loss - Semiconductor Devices

     We recorded a net loss of approximately $1,013,000 and $1,037,000 for the three months ended March 31, 2005 and 2004, respectively, for semiconductor devices. The decrease of $24,000 was due primarily to the net effect of increased gross margins more than offsetting an increase in operating expenses.

Revenues - Government Contracts

     The following table sets forth our net revenue from our government contracts portion of our business for the three months ended March 31, 2005 and 2004 (in thousands):

                                                Three Months Ended
                                                ------------------
                                                     March 31,
                                                     ---------
                                           2005         2004       Variance
                                           ----         ----       --------

     Government Contracts             $     498    $     563  $     (65)

     The decrease of revenue for the three-month period ending March 31, 2005 was the result of a decrease in allowable billable hours and a decrease in materials and services that were invoiced against development contracts.

Costs of Sales and Gross Margin - Government Contracts

         The costs of sales for the government contracts portion of our business were $263,000 and $317,000 for the three months ended March 31, 2005 and March 31, 2004, respectively. These were equivalent to gross margin percentages of approximately 47 % and 43%, respectively. The increase in gross margin percentage was primarily due to a decrease in actual materials and services consumed that are related to certain contracts. Materials and services have a minimal profit margin.

Research and Development - Government Contracts

     Total research and development expenses related to the government contracts portion of our business were $149,000 and $109,000 for the three months ended March 31, 2005 and 2004, respectively.

     The $40,000 increase for the three-month period as compared to the same period in 2004 was related to increases in employee related expenses of $30,000 and $10,000 for maintenance agreements for software. The $30,000 increase in employee related expenses was due to training expense for new employees and less overhead that was transferred to the semiconductor portion of the business in the first three months of 2005 as compared to the first three months in 2004.

Administration - Government Contracts

     Total administration expenses related to the government contracts portion of our business were $43,000 and $31,000 for the three months ended March 31, 2005 and 2004, respectively.

     The $12,000 increase in administration costs related to the government contracts portion was primarily due to increased payroll and payroll related expenses. In the first three months of 2004, personnel from the government contract subsidiary performed more work for the semiconductor portion of the business, thus reducing its administration expenses in the three month period ending March 31, 2004.

Marketing - Government Contracts

     Total marketing expenses related to the government contracts portion of our business were $67,000 and $72,000 for the three months ended March 31, 2005 and 2004, respectively. The $5,000 decrease was due to reduced labor being charged to marketing activities.

Net Income (Loss) - Government Contracts

     We recorded a net loss of $27,000 for the three months ended March 31, 2005 as compared to a net income of $30,000 for the three months ended March 31, 2004

                               SIMTEK CORPORATION


for the government contracts portion of our business. The increase in net loss was due primarily to decreased revenue and an increase in research and development costs.

Liquidity and Capital Resources

     As of March 31, 2005, we had a net working capital of $2,624,231 as compared to a net working capital of $4,319,543 as of March 31, 2004.

     On May 5, 2005, we closed a Production and Development Agreement with Cypress Semiconductor Corporation, or Cypress, to jointly develop a 0.13-micron Silicon-Oxide-Nitride-Oxide-Silicon (SONOS) nonvolatile memory process. We will work with Cypress to add the SONOS nonvolatile capability to Cypress's baseline CMOS process, which is in production at its Minnesota wafer fabrication plant. We will use the technology to produce a family of 4-megabit nvSRAM and Value-Added-Memory products. In connection with the Production and Development Agreement, we closed a Share Purchase Agreement with Cypress on May 5, 2005, pursuant to which Cypress purchased 6,740,816 shares of our common stock for $4,000,000 and acquired a warrant to purchase 5,055,612 shares of our common stock at an exercise price of $0.7772. The warrant has a ten-year term. We also entered into an Escrow Agreement with Cypress pursuant to which we deposited $3 million into an escrow account in order to support and make certain payments for the 0.13-micron SONOS process and product developments.

     On October 12, 2004, we closed a $2,500,000 equity financing with three separate investment funds, SF Capital Partners, Ltd., Bluegrass Growth Fund LP and Bluegrass Growth Fund LTD. In exchange for the $2,500,000, we issued 4,127,967 shares of our common stock to SF Capital Partners, Ltd, 515,996 shares of our common stock to Bluegrass Growth Fund LP and 515,996 shares of our common stock to Bluegrass Growth Fund LTD. The purchase price was based on a 15% discount to the closing price of our common stock as reported on the Over-the-Counter Bulletin Board on October 11, 2004, resulting in a price of $0.4845 per share. In addition to the shares of common stock, SF Capital Partners Ltd., Bluegrass Growth Fund LP, and Bluegrass Growth Fund LTD received warrants to acquire 2,063,984, 257,998, and 257,998 shares of our common stock, respectively. The warrants have a 5-year term with an exercise price of $0.627 per share. Merriman Curhan Ford & Co., the placement agent for the $2,500,000 equity financing received a cash payment of $187,500 and warrants to acquire 386,997 shares of our common stock.

     On November 7, 2003, we closed a $1,500,000 equity financing with RENN Capital. In exchange for the $1,500,000, we issued 550,661 shares of our common stock to each of the three investment funds for a total of 1,651,982 shares of our common stock. The purchase price was based on the average closing price of our common stock as reported on the Over-the-Counter Bulletin Board over the five trading days before closing, which average closing price was $0.908 per share. In addition to the shares of common stock, each fund received warrants to acquire 250,000 shares of our common stock. The warrants have a 5-year term with 125,000 shares being exercisable at $1.25 per share and 125,000 shares being exercisable at $1.50 per share.

     On July 1, 2002, we received $3,000,000 in a financing transaction with RENN Capital pursuant to a Convertible Loan Agreement. One of our directors holds the position of Senior Vice President of RENN Capital Group. From April 1, 2003 through March 31, 2005, we were not in compliance with two of the covenants set forth in the loan agreement, which covenants relate to the interest coverage ratio and debt to equity ratio. On May 10, 2005, we received a waiver for the two covenants through April 1, 2006. However, significant variances in future actual operations from our current estimates could result in the reclassification of this note to current liabilities.

     Cash flows used in operating activities for the three months ended March 31, 2005 decreased approximately $475,000 as compared to the same period in 2004. The decrease was due primarily to inventory increases of $500,000 and

                               SIMTEK CORPORATION


decreases in accounts payable and accrued expenses of $360,000 since the end of 2004. This compares to increases of $960,000 in inventory and $910,000 in accounts payable and accrued expenses for the same period in 2004. The increase in inventory for the three months ended March 31, 2005 was due primarily to increased purchases of raw materials to ramp production of our 1-megabit family of nonvolatile semiconductor memory products. Over the next six months, we expect to continue our effort to lower the inventory levels of our 0.8-micron family of nonvolatile semiconductor memory products. The increase in accounts payable and accrued expenses for the three months ended March 31, 2005 was a direct result of the increase in inventory levels.

     Accounts receivable and prepaid expenses decreased approximately $1,155,000 since the end of 2004. This compares to decreases of $55,000 in accounts receivable and prepaid expenses for the same period in 2004. The decrease in accounts receivable was primarily the result of decreased revenue in the first three months of 2005 as compared to the last three months of 2004.

     Cash flows used in investing activities increased by approximately $150,000 as compared to the same period in 2004. The increase was due to the purchase of equipment related to the testing of our nonvolatile semiconductor memory products.

     Cash flows provided by financing activities increased approximately $45,000 as compared to the same period in 2004. The increase was due primarily to the completion of payments on a line of credit that occurred in the three-month period ending 2004 as compared to the three months ending 2005. Cash received from the exercise of employee stock options decreased $130,000 in the first three months of 2005 as compared to the same period in 2004.

Short-term liquidity.

     Our cash balance at March 31, 2005 was $1,456,201.

     Our future liquidity will depend on our revenue growth and our ability to sell our products at positive gross margins and control of our operating expenses. Through December 31, 2005, we expect to spend approximately $6,000,000 for operating expenses assuming revenue growth. We expect to meet these capital needs from sales revenues and, to the extent we do not have sufficient revenues, from our existing cash reserves.

Long-term liquidity.

     The Company continues to evaluate its long term liquidity. The Company's growth plans may require additional funding from outside sources. The Company is in ongoing discussions with investment banking organizations to ensure access to funds as required.

                               SIMTEK CORPORATION


ITEM 3   QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Market risk represents the risk of loss that may impact our financial position, results of operations or cash flows due to adverse changes in financial and commodity market prices and rates. We are exposed to market risk in the areas of changes in United States interest rates and changes in foreign currency exchange rates as measured against the United States dollar. These exposures are directly related to our normal operating activities. We currently have no derivative financial instruments.

     Interest payable on our convertible debentures is fixed at 7% over the term of the debentures. As such, changes in interest rates will not affect future expenses or cash flows.

     We manage interest income by investing our excess cash in cash equivalents bearing variable interest rates, which are tied to various market indices. We do not believe that near-term changes in interest rates will result in a material effect on future earnings, fair values or cash flows.

     We do not speculate in the foreign exchange market and do not manage exposures that arise in the normal course of business related to fluctuations in foreign currency exchange rates by entering into offsetting positions through the use of foreign exchange forward contracts.

     Average selling prices of our products have not increased significantly as a result of inflation during the past several years, primarily due to intense competition within the semiconductor industry. The effect of inflation on our costs of production has been minimized through improvements in production efficiencies. We anticipate that these factors will continue to minimize the effects of any foreseeable inflation and other price pressures within the industry and markets in which we participate.

                               SIMTEK CORPORATION


ITEM 4   CONTROLS AND PROCEDURES

(a) Evaluation of disclosure controls and procedures.

Harold Blomquist, who serves as the Company's chief executive officer and chief financial officer (acting), after evaluating the effectiveness of the Company's disclosure controls and procedures as of the end of the period covered by this quarterly report (the "Evaluation Date") concluded that as of the Evaluation Date, the Company's disclosure controls and procedures were effective to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported as specified in the SEC's rules and forms and to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is accumulated and communicated to our management to allow timely decisions regarding required disclosure.

(b) Changes in internal control over financial reporting.

There were no changes in the Company's internal control over financial reporting during the three months ended March 31, 2005, that have materially affected, or are reasonably likely to materially affect, internal control over financial reporting.

                               SIMTEK CORPORATION


                           PART II. OTHER INFORMATION

Item 1.  Legal Proceedings - None

Item 2.  Unregistered Sales of Equity Securities and Use of Proceeds - None

Item 3.  Defaults upon Senior Securities - None

Item 4.  Submission of Matters to a Vote of Security Holders - None

Item 5.  Other Information - None

Item 6.  Exhibits and Reports on Form 8-K

         (a) Exhibits

             Exhibit 31 Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

             Exhibit 32 Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

         (b) Reports on Form 8-K

             Form 8-K filed March 17, 2005 - Item 7.01: Other information:
             Press Release of Simtek Corporation, dated March 17, 2005,
             Simtek Reports 2004 Fourth Quarter and Year End Financial Results.

                               SIMTEK CORPORATION


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        SIMTEK CORPORATION
                                       (Registrant)



May 13, 2005                            By: /s/ Harold Blomquist
                                            ------------------------------------
                                            HAROLD BLOMQUIST
                                            Chief Executive Officer, President
                                            and Chief Financial Officer (Acting)

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                         Date of Report: May 9, 2005



                               Simtek Corporation
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


   Colorado                           0-19027                    84-1057605
-----------------                  ------------              -------------------
(State or other                    (Commission                 (IRS Employer
jurisdiction                       File Number)               Identification #)
of incorporation)


                            4250 Buckingham Dr. #100
                           Colorado Springs, CO 80907
                     ---------------------------------------
                     (Address of Principal Executive Office)


                                 (719) 531-9444
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

     On May 10, 2005, Simtek Corporation (the "Company") announced that Mr. Harold A. Blomquist has been appointed President and Chief Executive Officer of the Company and that Mr. Douglas Mitchell has resigned as an officer and director of the Company.

     Incident to Mr. Mitchell's resignation as director, Chief Executive Officer, President and Chief Financial Officer (acting) of the Company, and as Chairman of the Board of the Company's subsidiary, Q-DOT, Inc., the Company entered into a Separation Agreement, dated May 9, 2005 (the "Separation Agreement") with Mr. Mitchell. The Separation Agreement provides that for six months following the date of the Separation Agreement, Mr. Mitchell will receive a base salary of $225,000, and for an additional 12 months following the six months mentioned above, he will receive $1,875 per month in exchange for providing consulting services to the Company. Mr. Mitchell's stock options will continue to vest and his vested stock options will remain exercisable during the period that he continues to receive his base salary and during the period that he provides consulting services to the Company. Promptly following the date of the Separation Agreement, the Company will grant to Mr. Mitchell 100,000 shares of common stock. The Company has also agreed to grant Mr. Mitchell, subject to the terms of the Separation Agreement, certain stock bonuses in connection with certain strategic transactions. The Separation Agreement also contains a mutual release. A copy of the Company's press release announcing Mr. Mitchell's resignation is included herewith and attached as Exhibit 99.1. A copy of the Separation Agreement is included herewith and attached as Exhibit 99.2.

Item 1.02  Termination of a Material Definitive Agreement.

     The Employment Agreement, effective as of June 1, 1998, between the Company and Douglas Mitchell (the "1998 Employment Agreement"), was terminated on May 9, 2005, pursuant to the Separation Agreement referenced in Item 1.01 above. On May 9, 2005, Mr. Mitchell resigned as director, Chief Executive Officer, President and Chief Financial Officer (acting) of the Company and as Chairman of the Board of the Company's subsidiary, Q-DOT, Inc. Pursuant to the 1998 Employment Agreement, Mr. Mitchell received an annual salary and such additional benefits that are generally provided other employees. The 1998 Employment Agreement expired June 1, 2001 but was automatically renewed for successive one-year terms unless otherwise terminated or not renewed. The 1998 Employment Agreement provided that if the Company terminated Mr. Mitchell without cause, Mr. Mitchell would be entitled to continuation of his base salary and benefits, mitigated by income Mr. Mitchell may earn, for the remainder of the term of the agreement. The 1998 Employment Agreement provided that Mr. Mitchell would be subject to a noncompetition covenant for a period of one year from the date of termination. The Separation Agreement referenced in Item 1.01 above effectively supersedes the 1998 Employment Agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On May 9, 2005, Douglas Mitchell resigned as director, Chief Executive Officer, President and Chief Financial Officer (acting) of the Company and as Chairman of the Board of the Company's subsidiary, Q-DOT, Inc.

(c) On May 9, 2005, Harold A. Blomquist, 53, was appointed President and Chief Executive Officer of the Company. Mr. Blomquist has served as the Company's Chairman of the Board since October 2003 and has served on the Company's board of directors from 1998 to 2001 and again from 2002 through the current period. Mr. Blomquist's current term of office as a director expires in 2005. Mr. Blomquist has served as a director on the Board of Microsemi, Inc. since February 2003 and as a consultant to investors and technology companies in the semiconductor and electronic components areas. In the past, he was employed as President and Chief Executive Officer of Morpho Technologies, Inc. and Chief Executive Officer of Tower Semiconductor, USA, Inc. Mr. Blomquist served as a member of the Board of Directors of AMIS Holding Co. and as Senior Vice President of AMI Semiconductors. Prior to joining AMI in April 1990, Mr. Blomquist held positions in engineering, sales, and marketing for several semiconductor firms, including Texas Instruments, Inmos Corporation and General Semiconductor. Mr. Blomquist was granted a BSEE degree from the University of Utah and also attended the University of Houston, where he pursued a joint Juris Doctor/MBA course of study.

     The material terms of Mr. Blomquist's employment are as set forth below. Mr. Blomquist will be employed for one year with automatic extensions for additional one-year periods unless otherwise terminated. Mr. Blomquist's base salary will be $325,000 per year and he will be eligible to receive a yearly cash bonus, based on performance, of up to 100% of his salary. In addition, Mr. Blomquist will receive a yearly bonus of options to purchase between 100,000 and 400,000 shares of the Company's common stock; the exact amount will be based on performance. Upon beginning employment, Mr. Blomquist will receive options to purchase 2.5 million shares of the Company's common stock and a $50,000 bonus. Within four months of beginning employment, Mr. Blomquist will be required to purchase 200,000 shares of common stock from the Company. For each share of common stock Mr. Blomquist purchases from the Company within six months of beginning employment, including the 200,000 shares he is required to purchase, the Company will grant him an additional share, up to a maximum of 500,000 matching shares. Upon termination, Mr. Blomquist will be restricted from competing against the Company for a period of 18 months. If Mr. Blomquist is terminated by the Company without cause, all of Mr. Blomquist's unvested stock options will immediately vest and he will continue to receive his base salary, benefits, and cash and stock bonuses for 18 months. If Mr. Blomquist terminates employment due to good cause or as a result of constructive termination relating to a change of control of the Company, all of Mr. Blomquist's unvested stock options will immediately vest and he will continue to receive his base salary, benefits and cash and stock bonuses for 18 months. A copy of the Company's press release announcing Mr. Blomquists's hiring is included herewith and attached as
Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

     (c) Exhibits.

         Exhibit Number    Description
         --------------    -----------

              99.1 Press release of the Company, dated May 10, 2005, titled "Simtek Chairman Harold Blomquist Named President and CEO".

              99.2 Separation Agreement, dated May 9, 2005, by and between the Company and Douglas Mitchell (a portion of the text has been omitted pursuant to a request for confidential treatment).

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      SIMTEK CORPORATION


                                      By: /s/ Harold Blomquist
                                          Harold Blomquist, President and Chief
                                          Executive Officer



May 12, 2005

                                  EXHIBIT INDEX



Exhibit Number       Description
--------------       -----------

    99.1 Press release of the Company, dated May 10, 2005, titled "Simtek Chairman Harold Blomquist Named President and CEO".

    99.2 Separation Agreement, dated May 9, 2005, by and between the Company and Douglas Mitchell (a portion of the text has been omitted pursuant to a request for confidential treatment).

                                                                    Exhibit 99.1



            SIMTEK CHAIRMAN HAROLD BLOMQUIST NAMED PRESIDENT AND CEO

COLORADO SPRINGS, Colorado, May 10, 2005 -- Simtek Corporation (OTCBB: SRAM), a global provider of advanced nonvolatile semiconductor memory products, today announced the appointment of Harold A. Blomquist as its new president and chief executive officer. Blomquist, who also serves as chairman of the board, succeeds Douglas Mitchell, who resigned effective May 9, 2005, as chief executive officer, president and acting chief financial officer after more than seven years of service with Simtek.

"In my new role, I am excited about the opportunities that lie ahead," said Blomquist. "I believe Simtek is poised on the verge of growth potential unlike at any time in its past."

Blomquist has been chairman of the board of Simtek since 2003 and served on Simtek's board of directors from 1998 to 2001 and again from 2002 to the present time. Blomquist has served as a director on the board of Microsemi, Inc. since February 2003 and as a consultant to investors and technology companies in the semiconductor and electronic components areas. Other prior assignments include president and chief executive officer of Morpho Technologies, Inc. and chief executive officer of Tower Semiconductor, USA, Inc. Blomquist served as a member of the board of directors of AMIS Holding Co. and as senior vice president of AMI Semiconductors. Prior to joining AMI in April 1990, Blomquist held positions in engineering, sales, and marketing for several semiconductor firms, including Texas Instruments, Inmos Corporation and General Semiconductor. Blomquist was granted a BSEE degree from the University of Utah and also attended the University of Houston, where he pursued a joint Juris Doctor/MBA course of study.

Mitchell, who will remain as a consultant to Simtek for a certain period and receive certain benefits and payments, has served in executive positions with Simtek since 1997. Blomquist said, "I would like to thank Doug for his many contributions to Simtek over the years. Under his leadership the Company weathered a difficult period when fab capacity and lack of access to advanced processes limited Simtek's growth. He was also instrumental in engaging with Cypress Semiconductor in advanced product and process development as announced last week," Blomquist said.

About Simtek Corporation

Simtek Corporation produces fast, re-programmable, nonvolatile semiconductor memory products. Information on Simtek products can be obtained from its web site: www.simtek.com; email: information@simtek.com; by calling (719) 531-9444; or fax (719) 531-9481. The company is headquartered in Colorado Springs, Colorado, with international sales and marketing channels. Simtek is listed under the symbol SRAM on the OTC Electronic Bulletin Board.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements predicting Simtek's future growth. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, projections of future performance including predictions of future profitability; expectations of the business environment in which Simtek operates; current and anticipated increased demand for our products; the level and timing of orders that we receive and that we can deliver in a specified period; levels of inventories at our distributors and other customers; inventory mix and timing of customer orders; the success of cost-reduction efforts; our timely introduction and the market acceptance of new technologies and products; maintaining or improving our level of product shipments; our ability to obtain any required financing in a timely manner; and factors not directly related to Simtek, such as competitive pressures on pricing, market conditions in general, competition, technological progression, product obsolescence, and the changing needs of potential customers and the semiconductor industry in general; and current political conditions and negative trends in the global economy.

For a detailed discussion of these and other risk factors, please refer to Simtek's filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-KSB and subsequent Form 10-Q and Form 8-K filings.

SOURCE:  Simtek Corporation

Contact: Kim Stankey
Simtek Corporation
719-531-9444
information@simtek.com

                                                                    Exhibit 99.2


                              SEPARATION AGREEMENT

     This Separation Agreement is made and entered into as of May 9, 2005, between Douglas Mitchell ("Executive") and Simtek Corporation (the "Company"), referred to collectively as the "Parties."

     WHEREAS, Executive formally resigned from his employment with the Company, and from his position as director and officer with the Company, effective May 9, 2005 (the "Separation Date").

     WHEREAS, the Parties desire fully and completely to resolve all disputes that may exist between them, including without limitation any claims arising out of or relating to his employment with the Company or his separation from that employment.

     In furtherance of this objective, the Executive and Company agree as follows:

     1.  Termination.

         Executive and Company agree that Executive voluntarily resigned from his employment with the Company (including Executive's position as officer and director of the Company), and his position as Chairman of the Company's subsidiary, Q-DOT, Inc., effective May 9, 2005. The Parties agree that that certain Employment Agreement, effective as of June 1, 1998, by and between the Company and Executive, is hereby terminated.

     2. Payments and Benefits for Executive.

         Following the effective date of his resignation, in exchange for the mutual releases and other promises herein, the Executive will receive the following, subject to all applicable payroll taxes and deductions:

         a.   Salary Continuation.

              For a period of 180 days following the Separation Date, the Company shall continue to pay Executive an amount equal to his base salary (prorated from an annualized base salary of $225,000) on the same schedule and in the same manner as Executive's salary has heretofore been paid (the "Salary Continuation Period");

         b.   Consulting Retainer.

              In exchange for Executive's agreement to provide the consulting services described in paragraph 4 below, the Company agrees to pay Executive the amount of $1,875.00 each month for twelve months following the expiration of the Salary Continuation Period. This additional twelve-month period shall be referred to herein as the "Consulting Retainer Period."

         c.   Medical Benefits.

              During the Salary Continuation Period and the Consulting Retainer Period, the Company agrees that Executive (and any dependents of the Executive to the extent currently covered and eligible for coverage under the Company's plans) shall continue to receive health and medical benefits, at no cost to Executive, under the Company's health and medical benefit plan as it may be modified from time to time. If, under the Company's policies of insurance, such continuation is not possible, Executive will receive a monthly payment equal to the amount the Company currently pays for any such benefits.

         d.   Contingent Additional Compensation.

              The Company shall pay Executive additional compensation based upon the occurrence of future contingent events as follows:

              (i) The Company shall pay Executive 50,000 shares of common stock within thirty days after final execution of the Share Purchase Agreement with Cypress Semiconductor Corporation ("Cypress") and the receipt by the Company of the funds from Cypress pursuant to that agreement. This promise to pay as herein described is also made as consideration for Executive's signing the additional release attached hereto as Attachment A.

              (ii) The Company shall pay Executive 50,000 shares of common stock upon *****1.

     3.  Stock Options and Stock Grants.

         a. With respect to that certain Stock Option Agreement, dated March 3, 2003, by and between the Company and Executive, that certain Stock Option Agreement, dated January 2, 2001, by and between the Company and Executive, that certain Stock Option Agreement, dated January 14, 2000, by and between the Company and Executive, that certain Stock Option Agreement, dated April 27, 1999, by and between the Company and Executive and that certain Stock Option Agreement, dated June 5, 1998, by and between the Company and Executive (collectively, the "Stock Option Agreements"), Executive's continuous service for purposes of Section 2 of each of the Stock Option Agreements shall be deemed to continue through the Salary Continuation Period and Consulting Retainer Period, the Option Period (as defined in each of the Stock Option Agreements) shall be deemed to expire upon the expiration or termination of the Salary Continuation Period and the Consulting Retainer Period, and the termination of Executive's Option (as defined in each of the Stock Option Agreements) for purposes of Section 7(b) of the Stock Option Agreements shall be deemed to occur upon the expiration of the Salary Continuation Period and the Consulting Retainer Period.

         b. Promptly following the Separation Date, the Company shall grant Executive 100,000 shares of common stock. Such 100,000 shares, together with the shares granted under Section (d)(i) and (d)(ii) (collectively, the "Registrable Securities"), will be unregistered initially and shall have piggy-back registration rights in accordance with Attachment B.

     4.  Consulting Services.

         During the Salary Continuation Period and the Consulting Period, Executive agrees to make himself available, for reasonable periods of time


- -----------

     (1) A portion of Section 2(d)(ii) has been omitted pursuant to a confidential treatment request with the Securities and Exchange Commission (the "SEC") and has been filed separately with the SEC.

convenient for Executive and upon reasonable notice from the Company, to consult with the Company regarding any issues that may arise. Any reasonable out-of-pocket expenses incurred and accounted for by Executive as a result of consulting services requested by the Company shall be reimbursed by the Company.

     5.  Releases.

         a. Executive's Release of the Company. In consideration of the foregoing, Executive hereby releases and discharges the Company and its officers, directors, shareholders, executives, agents, subsidiaries and affiliates from any and all claims, demands or liabilities whatsoever, whether known or unknown or suspected to exist by him, which he has or may have against the Company relating to his employment with the Company and the termination of that employment, including any claim Executive may have under the Age Discrimination in Employment Act or other federal or state employment statutes. Executive also agrees not to sue or bring any action before any regulatory body or agency against any of the released parties with respect to any such claims, demands or liabilities. Executive waives his right to file any charge, complaint or other action, nor will he accept any relief or recovery from any charge, complaint or other action in connection with his employment with the Company or the termination of that employment with the Company before any federal, state or local administrative agency or court against the Company, except as such waiver is prohibited by statutory language. Excepted from the waiver shall be any claims by Executive for unemployment compensation, workers' compensation, COBRA, retirement benefits, claims to enforce this Agreement, claims arising after the date of this Agreement, and claims by Executive to indemnify him against expenses (including attorneys' fees, judgments, fines, settlements and other amounts) accruing by reason of the fact that Executive is or was an executive, officer or agent of the Company to the extent that, as a result of his employment with the Company, Executive would have been entitled to such indemnification while he was employed by the Company. This exception shall in no way be deemed to impair the ability of the Company to contest any such claims; moreover, upon breach of a material term of this Agreement by Executive, he shall have no further rights to indemnification from the Company or any policies of insurance secured by the Company.

         b. The Company's Release of Executive. In consideration of the foregoing, the Company hereby releases and discharges Executive from any and all claims, demands or liabilities whatsoever, whether civil or criminal, whether known or unknown or suspected to exist which it has or may have against Executive relating to his employment with the Company and the termination of that employment, except claims to enforce this Agreement.

     6.  Proprietary Information.

         a.  Trade Secrets.

             (i) Executive agrees that all ideas, concepts, and information imparted to or learned by him in connection with his employment with the Company, specifically including but not limited to customer lists, product plans, technology matters, intellectual property, and potential partnerships, shall be deemed trade secrets ("Trade Secrets") and shall not be used by him and shall never be disclosed by him without the Company's written authorization (regardless of whether such ideas, concepts or information is recognized by law to be trade secrets). These restrictions shall only pertain to Trade Secrets that are not known or generally known to the public and that give an advantage to the Company over competitors who do not know of or use such Trade Secrets. In the event that Executive has some question as to whether or not certain Trade Secrets are covered by this paragraph, he agrees to treat such Trade Secrets as falling under this paragraph until he is informed otherwise in writing by the Company. Further, should Executive, at a later date, feel that any Trade Secrets have become public knowledge through no fault of his and wish to be released from his obligations of confidentiality hereunder, he understands that the Company will not unreasonably withhold its written consent provided he produces sufficient evidence of such public knowledge.

             (ii) Executive understands and agrees that Executive will identify to the Company and turn over to the Company all files, memoranda, records (and copies thereof), credit cards and other physical or personal property which are the property of the Company. Executive agrees that he shall not knowingly, after making every effort to so determine, retain any documents or items embodying any Trade Secrets or business information involving or in any way relating to the operations, business, prospective business, customers, potential customers, or research of the Company.

         b. Copyrights and Research Material. Executive agrees that all creative work including all expressions in any media, whether published or unpublished, conceived pursuant to his employment duties while employed by the Company or prepared by Executive within the scope of his employment, whether for the Company, its clients, or prospective clients, shall be deemed to be made as work for hire and shall be the property of the Company as employer, free from any and all claims by Executive of any nature whatsoever relating to such work products, including the right to copyright the same in the name of the Company as author. All research material and data of any kind generated by Executive during the term of his employment within the scope of his employment shall be the sole property of the Company and Executive covenants to turn over all of said research material and data to the Company, not to keep any copies whatsoever, and not to make any use of the contents thereof, to the extent the contents constitute a trade secret under Colorado law.

     7. Covenant Not to Compete. Executive agrees that during the Salary Continuation Period and the Consulting Retainer Period, he will not either directly or indirectly, or for his own account or the account of others engage in competition with the Company. This promise by Executive applies to any entity, doing business in the United States and in any other country where the Company does business or proposes to do business. Executive further covenants that, during the Salary Continuation Period and the Consulting Retainer Period, he will not hire or cause to be hired any individuals who are employees of the Company without the prior written permission of the Company.

     8. Non-Disparagement and Trade Secrets. Executive agrees not to disparage the Company or its agents and to hold in confidence and neither reveal or use the Company's Trade Secrets.

     9. Remedies. The Parties agree that the damages resulting to the Company from a breach of paragraphs 6, 7 and 8 above are difficult or impossible to calculate, and that irreparable injury for which there is no adequate remedy at law would result to the Company from any such breach. The Parties agree that the rights and obligations of the Parties under this Agreement may be enforced by a decree of specific performance. Specifically, the Company shall be entitled to injunctive relief in the event of any breach or threatened breach of this Agreement without proving actual damages, in additional to any other remedy in law or equity arising therefrom. Any breach of the provisions of paragraphs 6, 7 and 8 above shall also entitle the Company to terminate the Salary Continuation Period and Consulting Retainer Period; in such event, Executive shall not be entitled to receive any further compensation or benefits (including any indemnification rights) under this Agreement or otherwise.

     10. Governing Law and Arbitration. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Colorado, without giving effect to conflict of laws, any controversy or claim under or relating to this contract, or its breach, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. However, because a beach of the covenants imposed on Executive under paragraphs 7 and 8 regarding competition are not capable of being easily measured by monetary damages, such promises may be enforced by injunctive relief in any Court having jurisdiction without the need to seek such injunctive relief through arbitration. In any action, whether in court or in arbitration, the prevailing party shall be awarded its attorney fees, and other costs and expenses of prosecuting such action.

     11. Entire Agreement and Modification. This Agreement contains all of the terms and conditions agreed to by the parties and no other agreements, oral or otherwise, regarding the subject matter of this contract, except as referenced in paragraph 3 herein, shall be deemed to exist or bind either of the parties hereto. This Agreement may be modified only by a written instrument executed by the Parties.

     12. Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as a waiver of any other breach of that provision or of any other provision of the Agreement. Any waiver must be in writing executed by a properly authorized party.

     13. Separability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect.

     14. Notice. Any notice under this Agreement shall be sufficient if delivered by hand or if sent by certified or registered mail, postage prepaid, return receipt requested, to the address of each respective party as is set forth under the signature lines or as such other address a party may designate from time to time in writing to the other party.

     15. Confidentiality. Each party agrees to keep the terms of this Agreement in confidence and to disclose such only as necessary to such parties' agents or as may be required by law. Upon request by Executive, the Company shall verify to third parties the dates of Executive's employment, the position he held, that Executive voluntarily resigned, and that Executive served the Company well, honestly, and faithfully.

     16. Section 409A. To the extent Executive would be subject to the additional 20% tax imposed on certain deferred compensation arrangements pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), as a result of any provision of this Agreement, such provision shall be deemed amended to the minimum extent necessary to avoid application of such tax and the Parties shall execute any amendment reasonably necessary to implement this Section 16. Whether or not any amendment is executed by the Parties, Executive agrees that any modification required by this Section 16 shall not be considered to be a breach of this Agreement.

     By signing below, each party acknowledges that he has read and understands the terms of this Agreement, and that he signs this Agreement voluntarily with full knowledge of its significance and consequences.



/s/Douglas Mitchell                                SIMTEK CORPORATION
- ----------------------------
Douglas Mitchell
                                                   By: /s/Harold Blomquist
                                                       -------------------------
                                                       Its: Chairman

Date: May 9, 2005                                  Date: May 9, 2005
      -----------                                        -----------

Address for Notice:                                Address for Notice:

   205 Ridge Drive                                 4250 Buckingham Dr. Suite 100
   ------------------------                        -----------------------------

   Woodland Park, CO 80863                         Colorado Springs, CO 80907
   ------------------------                        -----------------------------

                                  ATTACHMENT A

                                     RELEASE

     Douglas Mitchell ("Executive"), in consideration of the mutual promises and obligations contained in the Agreement dated May 9, 2005 (the "Separation Agreement") between Executive and Simtek Corporation (the "Company"), and specifically the consideration described in Section 2(d)(i) of the Separation Agreement, hereby agrees as follows:

     1. Executive hereby releases and discharges the Company and its officers, directors, shareholders, executives, agents, subsidiaries and affiliates from any claims, demands or liabilities, whether known or unknown or suspected to exist by Executive, which he has or may have against the Company under the Age Discrimination in Employment Act, as amended by the Older Worker's Benefit Protection Act.

     2. To comply with the Older Worker's Benefit Protection Act of 1990, this Release has advised Executive of the legal requirements of this Act and fully incorporates the legal requirements by reference into this Release as follows:

         a. This Release is written in layman's terms, and Executive understands and comprehends its terms;

         b. Executive has been advised of his right to consult an attorney to review the Release;

         c. Executive does not waive any rights or claims that may arise after the date the Release is executed;

         d. Executive is receiving consideration beyond anything of value to which he already is entitled;

         e. Executive has been given twenty-one (21) days to consider this Release; and

         f. Executive has seven (7) days following his execution of this Release to revoke his signature, and this Release will not become effective or enforceable until after the revocation period has expired.

     EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS READ THIS RELEASE, THAT EXECUTIVE HAS BEEN ADVISED THAT EXECUTIVE SHOULD CONSULT WITH AN ATTORNEY BEFORE EXECUTIVE EXECUTES THIS RELEASE, AND THAT EXECUTIVE UNDERSTANDS ALL OF THE RELEASE'S TERMS AND EXECUTES IT VOLUNTARILY WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE AND THE CONSEQUENCES THEREOF.

/s/Douglas Mitchell                      Date:  May 9, 2005
- ----------------------                          -----------
Douglas Mitchell

                                  ATTACHMENT B

                             REGISTRATION AGREEMENT

If, prior to such time as the Registrable Securities could be sold without restriction under Rule 144 promulgated by the Securities and Exchange Commission (the "Commission"), the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of 1933, as amended (the "Securities Act") of any of its equity securities (other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, or as contemplated by that certain Registration Rights Agreement, dated October 12, 2004, by and among the Company and the investors who are signatories thereto), then the Company shall give to Executive written notice of such determination and, if Executive shall so request in writing within fifteen days after receipt of such notice, the Company shall include in such registration statement all or any part of such Registrable Securities that Executive requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights.

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                         Date of Report: May 4, 2005



                               Simtek Corporation
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


   Colorado                           0-19027                    84-1057605
-----------------                  ------------              -------------------
(State or other                    (Commission                 (IRS Employer
jurisdiction                       File Number)               Identification #)
of incorporation)


                            4250 Buckingham Dr. #100
                           Colorado Springs, CO 80907
                     ---------------------------------------
                     (Address of Principal Executive Office)


                                 (719) 531-9444
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 4, 2005, Simtek Corporation (the "Company") accelerated the vesting of certain unvested and out-of-the money non-qualified stock options with an exercise price per share greater than $0.62. Options to purchase approximately
1.7 million shares of the Company's common stock are now exercisable. All other terms and conditions applicable to outstanding stock option grants, including the exercise prices and number of shares subject to the accelerated options, were unchanged. The stock option agreements with respect to the accelerated options will be amended accordingly. Options held by non-employee directors were excluded from the vesting acceleration. A copy of the Company's press release announcing the acceleration of certain stock options is included herewith and attached as Exhibit 99.1.

Under the recently revised Financial Accounting Standards Board Statement No. 123, "Share-Based Payment," the Company will apply the expense recognition provisions relating to stock options beginning in the first quarter of 2006. As a result of the acceleration, the Company expects to reduce the stock option expense it otherwise would be required to record by approximately $506,000 in 2006, $215,000 in 2007, and $14,000 in 2008 on a pre-tax basis.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits

     Exhibit Number    Description
     --------------    -----------

         99.1 Press release of the Company dated May 10, 2005, titled "Simtek Corporation Accelerates Vesting for Stock Options"



     CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS. This current report on Form 8-K and the press release attached as an exhibit hereto contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, trends, and uncertainties. In particular, statements made in this report and the press release that are not historical facts (including but not limited to expectations, estimates, assumptions and projections regarding financial and tax issues) may be forward-looking statements. Actual results could differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed from time to time in the Company's filings with the Securities and Exchange Commission. Many of these risk factors are outside of the Company's control, and as such, they involve risks which are not currently known to the Company that could cause actual results to differ materially from those discussed or implied herein. The forward-looking statements in this document are made as of the date hereof and the Company does not undertake to update its forward-looking statements.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             SIMTEK CORPORATION


                             By: /s/Harold Blomquist
                                 -----------------------------------------------
                                 Harold Blomquist, President and Chief Executive Officer


May 12, 2005

                                  EXHIBIT INDEX



Exhibit Number        Description
- --------------        -----------

    99.1 Press release of the Company dated May 10, 2005, titled "Simtek Corporation Accelerates Vesting for Stock Options"

                                                                   Exhibit 99.1

            SIMTEK CORPORATION ACCELERATES VESTING FOR STOCK OPTIONS

 Move Will Reduce Company's Reported Compensation Expense Over Next Three Years

COLORADO SPRINGS, Colorado - May 10, 2005 - Simtek Corporation (OTCBB-SRAM), a global provider of advanced nonvolatile semiconductor memory products, today announced that on May 3, 2005, the Company accelerated vesting of certain unvested and out-of-the-money stock options previously awarded to employees and officers. Because the price of Simtek's common stock was $0.57 on May 3, 2005, the options, which are exercisable at $0.62 and above, had no economic value on the date of acceleration. As a result of the acceleration, options to purchase approximately 1.7 million shares of Simtek common stock are now exercisable. Options held by non-employee directors were excluded from the vesting acceleration.

Under the recently revised Financial Accounting Standards Board Statement No. 123, "Share-Based Payment," Simtek will apply the expense recognition provisions relating to stock options beginning in the first quarter of 2006. As a result of the acceleration, the Company expects to reduce the stock option expense it otherwise would be required to record by approximately $506,000 in 2006, $215,000 in 2007, and $14,000 in 2008 on a pre-tax basis.

About Simtek

Simtek Corporation produces fast, re-programmable, nonvolatile semiconductor memory products. Information on Simtek products can be obtained from its web site: www.simtek.com; email: information@simtek.com; by calling (719) 531-9444; or fax (719) 531-9481. The company is headquartered in Colorado Springs, Colorado, with international sales and marketing channels. Simtek is listed under the symbol SRAM on the OTC Electronic Bulletin Board.

Contact:
Simtek Corporation
719-531-9444
information@simtek.com

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                         Date of Report: May 5, 2005



                               Simtek Corporation
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


   Colorado                           0-19027                    84-1057605
-----------------                  ------------              -------------------
(State or other                    (Commission                 (IRS Employer
jurisdiction                       File Number)               Identification #)
of incorporation)


                            4250 Buckingham Dr. #100
                           Colorado Springs, CO 80907
                     ---------------------------------------
                     (Address of Principal Executive Office)


                                 (719) 531-9444
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

     On May 5, 2005, Simtek Corporation (the "Company") closed a Share Purchase Agreement for a $4 million private placement of 6,740,816 shares of the Company's common stock with Cypress Semiconductor Corporation ("Cypress") and a Development and Production Agreement with Cypress to jointly develop a 0.13-micron Silicon-Oxide-Nitride-Oxide-Silicon (SONOS) nonvolatile memory process. The Company and Cypress also entered into an Escrow Agreement pursuant to which the Company deposited $3 million into an escrow account in order to support and make certain payments for the 0.13-micron process and product developments. Cypress also received a warrant to purchase 5,055,612 shares of the Company's common stock at $0.7772 per share with a term of 10 years. The Company has granted to Cypress certain registration rights with respect to the shares issued under the Share Purchase Agreement and the shares issuable upon exercise of the warrant. A copy of the press release announcing the transaction is included herewith and attached as Exhibit 99.1. A copy of the Share Purchase Agreement, the Development and Production Agreement, the Escrow Agreement, the Stock Purchase Warrant and the Registration Rights Agreement entered into in connection with the transaction are included herewith and attached as Exhibit 99.2, Exhibit 99.3, Exhibit 99.4, Exhibit 99.5 and Exhibit 99.6, respectively.

Item 3.02  Unregistered Sales of Equity Securities.

     On May 5, 2005, the Company sold 6,740,816 shares of the Company's common stock to Cypress and issued a warrant to Cypress to purchase 5,055,612 shares of the Company's common stock at $0.7772 per share with a term of 10 years. The aggregate offering price for the common stock and the warrant in the transaction was $4 million. The issuance of the common stock and the warrant are exempt from registration pursuant to Rule 506 promulgated under, and Section 4(2) of, the Securities Act of 1933, as amended, as Cypress is an accredited investor, there was no general solicitation and Cypress had access to material information of the Company.

Item 9.01  Financial Statements and Exhibits.

     (c)  Exhibits.

          Exhibit
          Number             Description
          -------            -----------

           99.1 Press release of the Company, dated May 6, 2005, titled "Simtek Announces $4.0 Million Common Stock Investment by Cypress to Co-Develop Advanced Nonvolatile Memory Technology".

           99.2 Share Purchase Agreement, dated May 4, 2005, by and between the Company and Cypress.


           99.3 Development and Production Agreement, dated May 4, 2005, by and between the Company and Cypress.


           99.4 Escrow Agreement, dated May 4, 2005, by and among the Company, Cypress and U.S. Bank, National Association.


           99.5 Stock Purchase Warrant, dated May 4, 2005, from the Company to Cypress.

           99.6 Registration Rights Agreement, dated May 4, 2005, by and between the Company and Cypress.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   SIMTEK CORPORATION


                                   By:  /s/  HAROLD BLOMQUIST
                                        ---------------------------------------
                                        Harold Blomquist, Chairman of the Board



May 9, 2005

                                  EXHIBIT INDEX


Exhibit
Number                            Description
-------                           -----------

 99.1 Press release of the Company, dated May 6, 2005, titled "Simtek Announces $4.0 Million Common Stock Investment by Cypress to Co-Develop Advanced Nonvolatile Memory
                Technology".

 99.2 Share Purchase Agreement, dated May 4, 2005, by and between the Company and Cypress.


 99.3 Development and Production Agreement, dated May 4, 2005, by and between the Company and Cypress.


 99.4 Escrow Agreement, dated May 4, 2005, by and among the Company, Cypress and U.S. Bank, National Association.


 99.5 Stock Purchase Warrant, dated May 4, 2005, from the Company to Cypress.

 99.6 Registration Rights Agreement, dated May 4, 2005, by and between the Company and Cypress.

                                                                    Exhibit 99.1
                                                                    ------------


        SIMTEK ANNOUNCES $4.0 MILLION COMMON STOCK INVESTMENT BY CYPRESS
              TO CO-DEVELOP ADVANCED NONVOLATILE MEMORY TECHNOLOGY

       Companies Will Share Costs to Create Next-Generation SONOS Process
                      For 0.13-Micron Embedded Applications

COLORADO SPRINGS, Colorado - May 06, 2005 - Simtek Corporation (OTCBB: SRAM), a global provider of advanced nonvolatile semiconductor memory products, and Cypress Semiconductor Corporation (NYSE: CY) today announced a comprehensive agreement to jointly develop a 0.13-micron Silicon-Oxide-Nitride-Oxide-Silicon (SONOS) nonvolatile memory process. Simtek will use the technology to produce a family of 4 Mbit nvSRAM and Value-Added-Memory (VAM) products while Cypress plans to use it in a wide variety of devices including its next-generation PSoC(TM) programmable mixed signal arrays. Initial products are scheduled for 2006.

Under the agreement Cypress will invest $4.0 million in 6,740,816 shares of Simtek common stock. Simtek will use the proceeds primarily to support the 0.13-micron process and product developments. Simtek and Cypress will work together to add the SONOS nonvolatile capability to Cypress's baseline CMOS process, which is in production at its Minnesota wafer fabrication plant. Both Simtek and Cypress will develop independent, non-competing products to be manufactured on the process, with each company benefiting from manufacturing efficiencies driven by their combined volumes.

"We are highly motivated to add SONOS to our 0.13-micron line," said T.J. Rodgers, Cypress's president and CEO. "Over several years of development at Cypress, the SONOS process has proven to be robust, manufacturable and cost-effective. This new relationship with Simtek enables both companies to share experience, intellectual property and development costs to bring a wide range of products to market more quickly while improving production efficiencies."

"Simtek is very excited to engage with a company of Cypress's stature and capabilities," stated Douglas Mitchell, Simtek's president and CEO. "We have excellent engineering and production relationships with our other manufacturing partners, including, Chartered Semiconductor and DongbuAnam Semiconductor. This new relationship with Cypress achieves the "next-step" in Simtek's ability to deliver a wide range of high performance products to the marketplace. With Cypress's support and endorsement of SONOS technology, we believe that the broad market will grow larger and more rapidly."

Mitchell added that the relationship with Cypress is expected to lead to an extended range of products beyond the 0.8- and 0.25-micron products already in production. "By increasing the range of densities and performance options, we'll continue to grow our ability to serve broader and larger markets," he said. "Revenues are expected to grow with our existing processes in the foreseeable future, while the addition of 0.13-micron technology supports 4 Mbit nvSRAMs, a family of Value-Added-Memory variants and the potential for innovative new architectures. It's too early to make specific revenue projections, but we consider the Cypress relationship and the capability to offer a complete family of products to be major milestones in Simtek's ability to develop markets."

Cypress is a leading developer of SONOS and has used the technology in its PSoC Programmable System on Chip(TM) devices for several years. The technology is noted for low-cost, non-volatile elements that integrate well with advanced CMOS technologies, enabling low-cost, high-performance reprogrammable products. Cypress's PSoC devices are configurable mixed signal arrays that integrate a fast 8-bit microcontroller with many peripheral functions typically found in an embedded design. PSoC devices provide the advantages of an ASIC without the ASIC NRE or turnaround time. A single PSoC device can integrate as many as 100 peripheral functions with a microcontroller, saving customers design time, board space and power consumption. Customers can save from five cents to as much as $10 in system costs.

Simtek's Value-Added-Memory architecture leverages its core nvSRAM architecture by adding an on-chip microcontroller, programmable logic gates, low-power oscillator and internal communication bus, supporting quick-turn, low-cost implementations of additional features such as a real-time clock and serial input/output. These features dramatically add to the range of supported applications with little incremental cost.

ABOUT SIMTEK CORPORATION

Simtek Corporation produces fast, re-programmable, nonvolatile semiconductor memory products. Information on Simtek products can be obtained from its web site: www.simtek.com; email: information@simtek.com; by calling (719) 531-9444; or fax (719) 531-9481. The company is headquartered in Colorado Springs, Colorado, with international sales and marketing channels. Simtek is listed under the symbol SRAM on the OTC Electronic Bulletin Board.

ABOUT CYPRESS SEMICONDUCTOR CORPORATION

Cypress solutions are at the heart of any system that is built to perform: consumer, computation, data communications, automotive, industrial, and solar power. Leveraging a strong commitment to customer service and performance-based process and manufacturing expertise, Cypress's product portfolio includes a broad selection of wired and wireless USB devices, CMOS image sensors, timing solutions, network search engines, specialty memories, high-bandwidth synchronous and micropower memory products, optical solutions, and reconfigurable mixed-signal arrays. Cypress stock is traded on the New York Stock Exchange under the ticker symbol CY. More information about the company is available online at www.cypress.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements predicting the Company's future growth. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, projections of future performance including predictions of future profitability; expectations of the business environment in which Simtek operates; current and anticipated increased demand for our products; the level and timing of orders that we receive and that we can deliver in a specified period; levels of inventories at our distributors and other customers; inventory mix and timing of customer orders; the success of cost-reduction efforts; our timely introduction and the market acceptance of new technologies and products; maintaining or improving our level of product shipments; our ability to obtain any required financing in a timely manner; and factors not directly related to Simtek, such as competitive pressures on pricing, market conditions in general, competition, technological progression, product obsolescence, and the changing needs of potential customers and the semiconductor industry in general; and current political conditions and negative trends in the global economy.
For a detailed discussion of these and other risk factors, please refer to Simtek's filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-KSB and subsequent 10-QSB and 8K filings.


PR Contacts:
Kim Stankey
Simtek Corp
(719) 531-9444
stankey@simtek.com

Ed Rebello
Cypress Semiconductor Corp.
(408) 545-7665
ewr@cypress.com

                                                                    Exhibit 99.2
                                                                    ------------

                            SHARE PURCHASE AGREEMENT

     THIS SHARE PURCHASE AGREEMENT (this "Agreement"), dated as of May 4, 2005, is by and between SIMTEK CORPORATION, a Colorado corporation ("Simtek"), and Cypress Semiconductor Corporation, a Delaware corporation ("Cypress").

                                    Recitals
                                    --------

     A. Cypress desires to purchase shares of Simtek common stock and Simtek desires to issue and sell such shares to Cypress on the terms set forth herein.

     B. The parties also desire to enter into a joint development project whereby one or more Simtek memory products will be manufactured by Cypress on Cypress' 0.13 micron SONOS ("S8") process.


                                    Agreement
                                    ---------

     In consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1.   Purchase of Stock; Closing.

     (a) Stock Purchase. Upon the terms and subject to the conditions of this Agreement, on the date hereof, Cypress shall purchase from Simtek, and Simtek shall issue and sell to Cypress, 6,740,816 shares of common stock, $0.01 par value per share, of Simtek (the "Simtek Shares"), in return for Four Million Dollars ($4,000,000.00) (the "Purchase Price").

     (b) Ancillary Agreements. Upon the terms and conditions of this Agreement, on the date hereof, Simtek shall issue to Cypress a warrant (the "Warrant"), in the form attached hereto as Exhibit A, registered in the name of Cypress, pursuant to which Cypress shall have the right to acquire 5,055,612 shares of Simtek common stock (the "Warrant Shares" and, together with the Simtek Shares and the Warrant, the "Securities"), and the parties shall enter into the Registration Rights Agreement in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), the Production and Development Agreement in the form attached hereto as Exhibit C (the "Development Agreement"), the Escrow Agreement in the form attached hereto as Exhibit D (the "Escrow Agreement") and the Subordination Agreement in the form attached hereto as Exhibit E (the "Subordination Agreement").

     (c) Simtek Deliveries. Upon execution and delivery of this Agreement, Simtek shall deliver or cause to be delivered to Cypress the following:

         (i) certificates evidencing the Simtek Shares, registered in the name of Cypress;

         (ii)  the Warrant, duly executed by Simtek;

         (iii) the Registration Rights Agreement, duly executed by Simtek;

         (iv)  the Development Agreement, duly executed by Simtek;

         (v)   the Escrow Agreement, duly executed by Simtek;

         (vi)  the Subordination Agreement, duly executed by Simtek; and

         (vii) a certificate of the Secretary of the Company, in form and substance reasonably satisfactory to counsel for Cypress, certifying that attached to such certificate is a true and correct copy of resolutions duly and validly adopted by the Board of Directors of Simtek authorizing the execution and delivery of this Agreement, the transactions contemplated hereunder, the Warrant and the issuance of the Securities to Cypress.

     (d) Cypress Deliveries. Upon execution and delivery of this Agreement, Cypress shall deliver or cause to be delivered to Simtek the following:

         (i) the Purchase Price via wire transfer of immediately available funds;

         (ii)  the Registration Rights Agreement, duly executed by Cypress;

         (iii) the Development Agreement, duly executed by Cypress;

         (iv)  the Escrow Agreement, duly executed by Cypress; and

         (v)   the Subordination Agreement, duly executed by Cypress.

     (e) Escrow Account. Immediately after the closing, Simtek shall transfer three million dollars ($3,000,000) (the "Escrow Amount") in immediately available funds to an escrow account in accordance with the terms of the Escrow Agreement.

2. Simtek Representations and Warranties. Except as set forth in the Schedule of Exceptions attached hereto as Schedule 2 (the "Simtek Schedule of Exceptions"), Simtek represents and warrants to Cypress as follows:

     (a) Organization; Existence; Good Standing. Simtek is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Simtek is not in violation of any of the provisions of its Articles of Incorporation or Bylaws. Simtek is duly qualified to conduct its business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in any material adverse change, either individually or in the aggregate, in the business, operations, properties, assets or condition (financial or other) (a "Material Adverse Effect") on Simtek.

     (b) Due Authorization. Simtek has the full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. Each of the Agreement, Warrant, Registration Rights Agreement, Development Agreement, Subordination Agreement and Escrow Agreement has been duly executed and delivered by Simtek and constitutes the valid and binding obligation of Simtek enforceable against Simtek in accordance with its terms. No further corporate action is required by Simtek in connection therewith. The issuance of the Simtek Shares has been duly authorized, and upon issuance to Cypress pursuant to the terms hereof, will be validly issued, fully paid and nonassessable and are and will be free and clear of any lien or encumbrances except as set forth in this Agreement and under applicable securities laws. When the Warrant is exercised and the exercise price paid in accordance with the terms thereof, the Warrant Shares will be validly issued, fully paid and non-assessable. Even upon the distribution of the Escrow Amount to Cypress in accordance with the Escrow Agreement, (i) the Simtek Shares will be validly issued, fully paid and nonassessable, and (ii) the Warrant Shares will be validly issued, fully paid and non-assessable when the Warrant is exercised and the exercise price paid in accordance with the terms of the Warrant. Notwithstanding anything else herein to the contrary, the preceding sentence shall survive indefinitely. Simtek has reserved from its duly authorized capital stock the shares of its common stock issuable pursuant to this Agreement and the Warrant in order to issue the Securities to Cypress.

     (c) No Brokers. Simtek has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     (d) No Conflicts. Except as set forth on Section 2(d) of the Simtek Schedule of Exceptions, the execution, delivery and performance by Simtek of each of the Agreement, Warrant, Registration Rights Agreement, Development Agreement, Subordination Agreement and Escrow Agreement and the consummation by Simtek of the transactions contemplated thereunder do not and will not (a) violate or conflict with any provision of each of Simtek's Articles of Incorporation or Bylaws, (b) breach any provision of, or be an event that is (or with the passage of time will result in) a default of, or result in the cancellation or acceleration of (whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition or creation of any encumbrances upon any of the assets of Simtek pursuant to, any material contract, mortgage, lien, lease, agreement or instrument to which Simtek is a party or by which Simtek is bound, (c) violate any legal requirement applicable to Simtek, including the legal requirements of the National Association of Securities Dealers, or any of its properties or assets, or (d) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any government authority except as will not singly or in the aggregate have a Material Adverse Effect on Simtek and except for filings required by state securities laws and the filing of a Notice of Sale of Securities on Form D with the Securities and Exchange Commission (the "SEC") under Regulation D of the Securities Act of 1933, as amended (the "Securities Act").

     (e) No Litigation. There is no litigation, proceeding or investigation pending or, to the best knowledge of Simtek, threatened against Simtek in any federal, state or local court, or before any administrative agency, that seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken pursuant to or in connection with this Agreement.

     (f) Exchange Act Filings; Financial Statements. Simtek has filed all reports, forms or other information required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the

"Exchange Act"), including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as Simtek was required by law to file such reports, forms or other information) (the foregoing materials being collectively referred to herein as the "SEC Reports") on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Simtek included in the SEC Reports comply, in all material respects, with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of Simtek and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. For purposes of this Agreement, any reports, forms or other information provided to the SEC, whether by filing, furnishing or otherwise providing, is included in the term "filed" (or any derivations thereof).

     (g) Capitalization. The Form 10-KSB filed by Simtek for the year ended December 31, 2004, as supplemented by Section 2(g) of the Simtek Schedule of Exceptions, contains a true and correct statement of the authorized, issued and outstanding equity ownership of Simtek as of the date hereof. Other than as set forth therein, there are no other outstanding shares of capital stock or other securities of Simtek and no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities, or other commitments or agreements of any nature relating to the capital stock or other securities of Simtek, or otherwise obligating Simtek to issue, transfer, sell, purchase, redeem or otherwise acquire such stock or securities. All outstanding shares of Simtek's common stock are duly authorized and validly issued and are fully paid and non-assessable.

     (h) Press Releases. The press releases disseminated by Simtek during the twelve months preceding the date of this Agreement do not, individually or taken as a whole with the SEC Reports, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

     (i) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports or as set forth on Section 2(i) of the Simtek Schedule of Exceptions, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect on Simtek, (ii) to the knowledge of Simtek, Simtek has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities (not to exceed $450,000) not required to be disclosed in filings made with the SEC, (iii) Simtek has not altered its method of accounting or the identity of its auditors, (iv) Simtek has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) Simtek has not issued any equity securities, except pursuant to existing Simtek stock option plans and consistent with past practice. Simtek does not have pending before the SEC any request for confidential treatment of information.

     (j) Labor Relations. No material labor dispute exists or, to the knowledge of Simtek, is imminent with respect to any of the employees of Simtek.

     (k) Compliance. Except as set forth in the SEC Reports, Simtek (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Simtek), nor has Simtek received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, and (iii) is not and has not been in violation of any statute, rule or regulation of any governmental authority, including all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect on Simtek. Simtek is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect on Simtek.

     (l) Regulatory Permits. Simtek possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect on Simtek, and Simtek has not received any notice of proceedings relating to the revocation or modification of any such permits except as would not in the aggregate result in a Material Adverse Effect on Simtek.

     (m) Title to Assets. Except as set forth on Section 2(m) of the Simtek Schedule of Exceptions, Simtek has good and marketable title in fee simple to all real property owned by it that is material to its business and good and marketable title in all personal property owned by it that is material to its business, in each case free and clear of all liens, except for liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Simtek. Any real property and facilities held under lease by Simtek are held by it under valid, subsisting and enforceable leases of which Simtek is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect on Simtek.

     (n) Patents and Trademarks. Simtek has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar intellectual property rights that are necessary or material for use in connection with its business as described in the SEC Reports and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect on Simtek (collectively, the "Intellectual Property Rights"). Except as disclosed in the SEC Reports, Simtek has not received a written notice that the Intellectual Property Rights used by it violate or infringe upon the rights of any Person. Except as set forth in the SEC Reports, all such Intellectual Property Rights are enforceable and, to the knowledge of Simtek, there is no existing infringement by another person of any of the Intellectual Property Rights.

     (o) Insurance. Simtek maintains such insurance relating to its business, operations, assets, key employees and officers and directors as is specifically described in Section 2(o) to the Simtek Schedule of Exceptions.

     (p) Transactions with Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of Simtek, and, to the knowledge of Simtek, none of the employees of Simtek is presently a party to any transaction with Simtek (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of Simtek, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     (q) Internal Accounting Controls. Simtek maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Simtek has established disclosure controls and procedures (as defined in the Exchange Act rules 13a-15(e) and 15(d)-15(e)) for Simtek and designed such disclosure controls and procedures to ensure that material information relating to Simtek, including its subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which Simtek's Form 10-KSB or 10-QSB, as the case may be, is being prepared. Simtek's certifying officers have evaluated the effectiveness of Simtek's controls and procedures as of the last day of the period covered by the Form 10-KSB for Simtek's most recently ended fiscal year (such date, the "Evaluation Date"). Simtek presented in its most recently filed Form 10-KSB or Form 10-QSB the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Simtek has disclosed in its most recently filed Form 10-KSB or Form 10-QSB any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting.

     (r) Solvency. Based on the financial condition of Simtek as of the date hereof (i) Simtek's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of Simtek's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) Simtek's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by Simtek, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of Simtek, together with the proceeds Simtek would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. Simtek does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

     (s) Certain Registration Matters. Assuming the accuracy of Cypress's representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and sale of the Securities by Simtek to Cypress under this Agreement. Simtek is eligible to register the resale of its Securities by Cypress on Form S-2 promulgated under the Securities Act. Except as set forth on Section 2(s) of the Simtek Schedule of Exceptions, Simtek has not granted or agreed to grant to any person any rights (including "piggy back" registration rights) to have any securities of Simtek registered with the SEC or any other governmental authority that have not been satisfied or exercised.

     (t) Listing and Maintenance Requirements. Except as specified in the SEC Reports, Simtek has not, in the two years preceding the date hereof, received notice from the OTC Bulletin Board (the "OTCBB") to the effect that Simtek is not in compliance with the listing or maintenance requirements thereof. Simtek is, and has no reasonable grounds to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of its common stock on the OTCBB on which its common stock is currently listed or quoted. The issuance and sale of the Securities under this Agreement does not contravene the rules and regulations of the OTCBB, and no approval of the shareholders of Simtek is required for Simtek to issue and deliver to Cypress the Securities contemplated by this Agreement.

     (u) Investment Company. Simtek is not, and is not an affiliate of, and immediately following the transactions contemplated hereunder will not have become, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (v) Application of Takeover Provisions. Simtek has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Simtek's Articles of Incorporation or Bylaws (or similar charter documents) or the laws of its state of incorporation that is or would become applicable to Cypress or shareholders of Simtek prior to the date hereof as a result of Cypress and Simtek fulfilling their obligations or exercising their rights under this Agreement, including Simtek's issuance of the Securities and Cypress's ownership of the Securities.

3. Cypress Representations and Warranties. Cypress hereby represents and warrants to Simtek as follows:

     (a) Organization; Existence; Good Standing. Cypress is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (b) Due Authorization. Cypress has the full corporate power and authority to enter into this Agreement, the Development Agreement, the Registration Rights Agreement, the Subordination Agreement and the Escrow Agreement and to consummate the transactions contemplated hereby and thereby. Each of the Agreement, Registration Rights Agreement, Development Agreement, Subordination Agreement and Escrow Agreement have been duly executed and delivered by Cypress and constitutes the valid and binding obligation of Cypress enforceable against Cypress in accordance with its terms.

     (c) No Brokers. Cypress has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     (d) No Conflicts. The execution, delivery and performance by Cypress of this Agreement, the Development Agreement, the Registration Rights Agreement, the Subordination Agreement and the Escrow Agreement, and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of each of Cypress' Certificate of Incorporation or Bylaws, (b) breach any provision of, or be an event that is (or with the passage of time will result in) a default, or result in the cancellation or acceleration of (whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition or creation of any encumbrances upon any of the assets of Cypress pursuant to, any material contract, mortgage, lien, lease, agreement or instrument to which Cypress is a party or by which Cypress is bound, (c) violate any legal requirement applicable to Cypress, including the legal requirements of the National Association of Securities Dealers, or any of its properties or assets, or (d) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any government authority except as will not singly or in the aggregate have a Material Adverse Effect on Cypress.

     (e) Investment Intent. Cypress is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to Cypress's right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Cypress does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Securities.

     (f) Investor Status. At the time Cypress was offered the Securities, it was, and at the date hereof it is, an "accredited investor" as defined in Rule 501(a) under the Securities Act. Cypress is not a registered broker-dealer under
Section 15 of the Exchange Act.

     (g) General Solicitation. Cypress is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

     (h) Access to Information. Cypress acknowledges that it has been afforded
(i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Simtek concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about Simtek and its subsidiary and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that Simtek possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

     (i) Independent Investment Decision. Cypress has independently evaluated the merits of its decision to purchase Securities pursuant to this Agreement, and Cypress confirms that it has not relied on the advice of any person's business and/or legal counsel in making such decision.

4.   Certain Covenants.

     (a) Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, Simtek may require the transferor thereof to provide to Simtek an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to Simtek, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

     (b) Certificates evidencing the Securities will contain the following legend, until such time as they are not required under the Registration Rights
Agreement:

[NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED] WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

     (c) Furnishing of Information. As long as Cypress owns the Securities, Simtek covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Simtek after the date hereof pursuant to the Exchange Act. As long as Cypress owns Securities, if Simtek is not required to file reports pursuant to such laws, it will prepare and furnish to Cypress and make publicly available in accordance with Rule 144(c) such information as is required for Cypress to sell the Simtek Shares and Warrant Shares under Rule 144. Simtek further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such person to sell the Simtek Shares and Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

     (d) Allocation of Purchase Price. The parties agree that the allocation of the purchase price with respect to this Agreement shall be as set forth in
Schedule 4(d) hereto.

5.   Indemnification.

     (a) Subject to the limitations set forth in Section 5(d), Cypress covenants and agrees that it shall indemnify, defend, protect and hold harmless Simtek, its directors, officers, employees and agents (the "Simtek Indemnified Parties"), at all times from and after the date of this Agreement (subject to any limitation on the survival of representations and warranties set forth in
Section 5(d)), against all losses, claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) ("Simtek Losses") incurred or suffered by any of the Simtek Indemnified Parties based upon, resulting from or arising out of any inaccuracy or breach of any representation or warranty of Cypress in this Agreement.

     (b) Simtek covenants and agrees that it will indemnify, defend, protect and hold harmless Cypress, its directors, officers, employees and agents (the "Cypress Indemnified Parties") at all times from and after the date of this Agreement (subject to any limitation on the survival of representations and warranties set forth in Section 5(d)) against all losses, claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) ("Cypress Losses") incurred or suffered by any of the Cypress Indemnified Parties based upon, resulting from or arising out of any inaccuracy or breach of any representation or warranty of Simtek contained in this Agreement.

     (c) Promptly after receipt by any person entitled to indemnification (an "indemnified party") of notice of the commencement of any action, suit or proceeding by a person not a party to this Agreement in respect of which the indemnified party will seek indemnification hereunder (a "Third Party Action"), the indemnified party shall notify the person that is obligated to provide such indemnification (the "indemnifying party") thereof in writing, specifying in reasonable detail the action, suit or proceeding (including, without limitation, the name and location of the claimant or the parties to the action, suit or proceeding), an estimate of the amount of Simtek Losses or Cypress Losses, as applicable, attributable to the action, suit or proceeding, if reasonably possible, and the basis for indemnification, and transmitting a copy of all papers served with respect to such action, suit or proceeding (if any); provided, however that any failure to so notify the indemnifying party shall not relieve it from any liability that it may have to the indemnified party, except to the extent that the indemnifying party is prejudiced by the failure to give such notice. The indemnifying party shall be entitled to participate in the defense of such Third Party Action and to assume control of such defense (including settlement of such Third Party Action) with counsel reasonably satisfactory to such indemnified party.

     (d) Each of the representations and warranties made by Cypress or Simtek in this Agreement shall survive for a period of 18 months from the date hereof. No claim for indemnification under this Agreement shall be asserted by any indemnified party after the expiration and termination of the representations and warranties.

6.   Miscellaneous.

     (a) Status of Parties. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between the parties. Neither party will have the power to control the activities and operations of the other and their status is, and at all times will continue to be, that of independent contractors with respect to each other. Neither party will hold itself out as having any authority or relationship with the other in contravention of this Section 6(a), and neither party will act on behalf of the other party or enter into any contracts, warranty, or representation as to any other matter on the behalf of the other party.

     (b) Effect of Waiver. No waiver whether express or implied, of any breach of any term, condition, or obligation of this Agreement will be construed as a waiver of any subsequent breach of that term, condition, or obligation, or any other term, condition, or obligation of this Agreement of the same or different nature.

     (c) Notices. Any notice or other communication required or permitted under this Agreement will be given in writing and will be sent by facsimile or commercially recognized express courier to the address specified below or to any other address that may be designated by prior notice. Any notice or other communication delivered by facsimile will be deemed to have been received the day it is sent and must be confirmed by a copy sent by express courier. Any notice or other communication sent by commercially recognized courier will be deemed to have been received on the 3rd business day after delivery to the courier.

          Notices to be given to Cypress will be addressed to:
                   Cypress Semiconductor Corporation
                   3901 North First Street
                   San Jose, CA 95134-1599
                   Facsimile:  (408) 456-1821
                   Attn: Senior Vice President, Memory Products Division

          With a copy to:
                   Cypress Semiconductor Corporation
                   3901 North First Street
                   San Jose, CA 95134-1599
                   Facsimile:  (408) 456-1821
                   Attn: Laura Norris, Esq.

          If given to Simtek, it will be addressed to:
                   Simtek Corporation
                   Attention:  Douglas Mitchell
                   4250 Buckingham Drive, Suite 100
                   Colorado Springs, CO 80907
                   Facsimile:  (719) 531-9765

     Either Party hereto may at any time, by 30 days written notice to the other, designate any other person or address in place of those provided in this Section.

     (d) Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision; provided that no such severability will be effective if it materially changes the economic benefit of this Agreement to any party.

     (e) Governing Law. This Agreement will be governed and construed in all respects in accordance with the laws of the State of California as applied to agreements made and performed in California by residents of the State of California.

     (f) Facsimile and E-Mail Signatures. Any signature page delivered by a fax machine or by e-mail will be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a facsimile signature page or scanned signature page agrees to later deliver an original counterpart to any party which requests it.

     (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties, each of which will be enforceable against the parties actually executing such counterparts, and all of which together will constitute one instrument.

     (h) Interpretation. When a reference is made in this Agreement to Exhibits, Schedules or Sections, such reference shall be to an Exhibit, Schedules or Section to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party hereto to whom such information is to be made available. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after reasonable inquiry of executive officers of such party. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

     (i) Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits and the attached Schedule (a) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

     (j) Remedies Cumulative; No Waiver. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

     (k) Further Assurances. In case at any time after the execution and delivery of this Agreement any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers of Simtek and Cypress shall take all such necessary action.

     (l) Amendment. The parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed by Simtek and Cypress.

                  [Remainder of Page Left Intentionally Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Share Purchase Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.


SIMTEK CORPORATION



By:      /S/ DOUGLAS MITCHELL
     ------------------------------------------------
Name:    Douglas Mitchell
Title:   President


CYPRESS SEMICONDUCTOR CORPORATION


By:      /S/ A.R. ALVAREZ
     ------------------------------------------------
Name:    A.R. Alvarez
Title:   GM & SR VP
         Memory Products

                                    Exhibit A
                                    ---------
                                 Form of Warrant

                                    Exhibit B
                                    ---------
                      Form of Registration Rights Agreement

                                    Exhibit C
                                    ---------
                  Form of Production and Development Agreement

                                    Exhibit D
                                    ---------
                            Form of Escrow Agreement

                                    Exhibit E
                                    ---------
                         Form of Subordination Agreement

                                   Schedule 2
                                   ----------
                          Simtek Schedule of Exceptions

                                  Schedule 4(d)
                                  -------------
                          Allocation of Purchase Price


$4,000,000 to Simtek Common Stock.

                                                                    Exhibit 99.3
                                                                    ------------

                      PRODUCTION AND DEVELOPMENT AGREEMENT

THIS PRODUCTION AND DEVELOPMENT AGREEMENT ("Agreement") is entered into and made effective May 4, 2005 ("Effective Date") by and between Simtek Corporation, a Colorado corporation, having a place of business at 4250 Buckingham Drive, Suite 100, Colorado Springs, CO 80907 ("Simtek"), and Cypress Semiconductor Corporation, a Delaware corporation, having a place of business at 3901 North First Street, San Jose, CA 95134 ("Cypress"). Simtek and Cypress, collectively and interchangeably, a "Party" or the "Parties".

                                    RECITALS

Simtek and Cypress desire to enter into a relationship under which Cypress will produce and deliver to Simtek one or more Simtek products as designated by Simtek (as further defined below, "Simtek Products") using the Cypress S8 0.13-micron SONOS technology (as further defined below, the "S8 Process"). This Agreement sets forth the terms and conditions under which the Parties will enter into such relationship and the obligations that each Party will undertake with respect thereto.

                                    AGREEMENT

In consideration of the promises herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to be bound by the following terms and conditions:

1.   DEFINITIONS; CONSTRUCTION; AND INTERPRETATION.

     1.1 Definitions. As used in this Agreement, the terms defined in Exhibit
1.1 will have the meanings given to those terms therein. Other capitalized terms used in this Agreement are defined in the context in which they are used and will have the meanings given to them below.

     1.2 Construction. This Agreement together with the Exhibits hereto and any Statements of Work issued hereunder (all of which are hereby incorporated herein and made a part hereof), constitute the entire agreement between the Parties regarding the subject matter hereof and supersedes all prior or contemporaneous agreements, understandings, and communication, whether written or oral, including the Mutual Nondisclosure Agreement, dated Sept 31, 2004 [sic], between the Parties. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Party against whom enforcement of any such amendment, waiver, discharge or termination is sought. The terms on any purchase order or similar document submitted by either Party to the other, and the terms on the web site of either Party, will have no effect on the terms of this Agreement.

     1.3 Interpretation. The following rules will apply in interpreting this
Agreement: (a) terms other than those defined in this Agreement will be given their plain English meaning, and those terms, acronyms and phrases known in the semiconductor products and services industries will be interpreted in accordance with their generally known meanings; (b) unless the context otherwise requires, words importing the singular include the plural and vice-versa; (c) references to an "Article," "Section" and "Subsection" will be references to an article, section, or subsection of this Agreement, unless otherwise specifically stated;
(d) references to this Agreement and the words "herein," "hereof," "hereto," and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or Subsection; (e) the Article, Section and Subsection headings in this Agreement are intended to be for reference purposes only and will in no way be construed to modify or restrict any of the terms or provisions of this Agreement; (f) the word "including" and words of similar import (such as "include" and "includes") mean "including, but not limited to"; (g) a reference to "days" means calendar days, unless otherwise specifically stated in a reference. A reference to a monthly "date" is the last day of the month unless another day is specified.

2.   S8 PROCESS DEVELOPMENT.

     2.1 Development. Cypress will perform all obligations necessary to complete the milestones in the development of the S8 Process as set forth in Exhibit 2.1 ("Milestones") in accordance with terms of this Agreement. Without limiting Cypress' obligations, Simtek will commit such resources as are set forth in
Exhibit 2.1 to assist Cypress in the development of the S8 Process. The Milestones are further described in Cypress specifications 01-00177, 42-00005 and 42-00011, as such specifications may be updated from time to time, current copies of which have been provided to Simtek. Any dispute as to the substance of the Milestones (as a result of changes to the above-listed specifications or otherwise) shall be resolved by the Council.

     2.2 Development Program Council. During the term of this Agreement, Cypress and Simtek shall jointly form a Development Program Council to review and coordinate the development of the Milestones in accordance with this Agreement (the "Council"). The Council shall be comprised of a minimum of each Party's Project Manager. Each Party will identify its other participant(s) for the Council within 1 month after the Effective Date of this Agreement. The Council shall meet every month at a mutually agreeable location. While the Council will be used as a forum for coordinating development activities to complete the Milestones, the decisions of the Council shall not be legally binding on either Party unless the Council's decision is memorialized in writing and executed by an authorized officer of each respective Party.

     2.3 Failure to Meet Milestone. Cypress agrees to complete each Milestone to the reasonable satisfaction and approval of both Parties pursuant to the development schedule agreed to by the Parties. The Parties agree that Estimated Completion Dates provided in Exhibit 2.1 are estimates for the completion of the Milestones and such dates are subject to change upon the mutual agreement of the Parties. Failure to meet an Estimated Completion Date for a Milestone shall not be deemed to be a breach of this Agreement. If a Milestone is not met on its Estimated Completion Date as set forth in Exhibit 2.1, the Council shall meet with senior management from Cypress and Simtek no later than 15 days after such Milestone Estimated Completion Date is missed. The Council shall provide senior management with the Milestone status, and a proposed Action Plan to complete the Milestone. Upon review of the facts presented by the Council, the Parties' senior management and Council shall adopt an Action Plan to complete the Milestone, schedule a new Milestone date and amend Exhibit 2.1, if necessary.

     2.4 Milestone Completion. Within 15 days of successfully achieving each Milestone to the reasonable satisfaction and approval of both Parties, the Council shall meet to develop and approve an Action Plan that is mutually agreed to by both Parties for the succesful achievement of the remaining Milestones.

     2.5 Modifications to the S8 Process. If Simtek desires that Cypress modify the S8 Process used to produce any Simtek Product (for example, by including additional process modules), Simtek will give Cypress notice thereof. Within a reasonable amount of time after receipt of any such notice, Cypress will provide a proposal to Simtek describing any additional costs, adjustments in price, production, delivery schedule, and any other terms and conditions of this Agreement that are necessary to make such modifications. Upon mutual agreement to the proposal, the Parties will enter in to a written Statement of Work describing in detail the obligations of each Party with respect to such modifications. If the Parties are unable to agree upon the proposal or Statement of Work, Cypress will continue to produce Simtek Products using the unmodified S8 Process.

 3.  SIMTEK PRODUCTS.

     Simtek has designated the lead Simtek Product for production by Cypress under this Agreement to be the 4 Mbit nvSRAM. At any time during the term of this Agreement, Simtek may designate additional Simtek Products for production by Cypress under the terms of this Agreement subject to Cypress' agreement to produce such additional Simtek Products. Any additional production costs incurred by Cypress to produce such additional Simtek Products shall be mutually agreed upon by the Parties prior to the commencement of production, and accordingly the Fee Schedule shall be revised pursuant to Section 11.1. For purposes of clarification, "additional production costs" include the costs incurred by Cypress for new masks or additional tooling, process or CAD development necessary to produce the additional Simtek Products.

4.   ORDERING AND FORECASTING.

     4.1 Order Process. At any time after Qual, and thereafter during the term of this Agreement, Simtek will issue purchase orders to Cypress ordering quantities of Simtek Products from Cypress ("Orders"), and Cypress will accept Orders in accordance with Section 4.2 and will produce and deliver the Simtek Products designated in such Orders accepted by Cypress. Each Order will include purchase order number, quantity, applicable price, shipping method and instructions, and statement that the Order is being placed under this Agreement.


     4.2 Order Acknowledgment. Each Order issued by Simtek to Cypress under this Agreement will be deemed acknowledged and accepted by Cypress, and Cypress will fulfill the terms of the Order and produce and deliver the Simtek Products ordered under the Order in accordance with the terms of the Order and the terms and conditions of this Agreement, unless Cypress provides notice to Simtek within 10 days of receipt of such Order indicating that such Order: (a) causes the number of Weekly Starts to exceed the maximum number of Weekly Starts set forth in Exhibit 4.2; or (b) includes a delivery date for the applicable Simtek Product that is less than 90 days from the date of the Order. Any such notice by Cypress will be accompanied by an amendment revising such Order so that the Order is in compliance with (a) and (b) above. Upon receipt of such notice from Cypress, Simtek may either: (i) accept such the amendment to the Order, in which case Cypress will fulfill the terms of the amended Order and produce and deliver the Simtek Products ordered under the amended Order in accordance with the terms of the amended Order and the terms and conditions of this Agreement; or (ii) cancel such amended Order without penalty to Simtek. If Simtek does not provide an acceptance or rejection of an amendment to an Order within 10 business days of Simtek's receipt of notice of such amended Order from Cypress, the amended Order will be deemed accepted by Simtek. Changes to Orders accepted by Cypress that decrease or increase the quantity of Simtek Products may be made only with written consent of Cypress. Cypress will meet the agreed delivery date(s) as set forth in Orders accepted by Cypress. If Cypress cannot meet the agreed upon delivery date, Cypress will immediately notify Simtek.

     4.3 Shipment and Risk of Loss. Cypress will package, or cause the packaging of, all Simtek Products for secure shipment according to good production practices in consideration of the method of shipment chosen. All shipments will be F.O.B. point of shipment. Title and risk of loss or damage will transfer to Simtek upon pick-up from the point of shipment by Simtek or the carrier designated by Simtek in the applicable Order.

     4.4 Delivery Rescheduling. Simtek may reschedule the delivery date(s) for the Simtek Products ordered hereunder on the condition that Simtek gives Cypress 90 days written notice of its desire to reschedule prior to the scheduled delivery date. Within 10 days after Cypress' receipt of such notice, Simtek must state in writing its desired final disposition of the rescheduled Simtek Products. All requests to reschedule the delivery dates of the Simtek Products that are less than 90 days prior to the scheduled delivery date are subject to Cypress' written acceptance, which acceptance shall not be unreasonably withheld.

     4.5 Forecasts. Commencing with Qual and within 10 days of the end of each month thereafter, Simtek will provide Cypress with a rolling 13 week Order forecast for Orders of Simtek Products (each, a "Forecast"). Forecasts are provided solely for Cypress' convenience and only become a binding commitment for Simtek to purchase the Simtek Products through the Order process described in Section 4.1 above; provided, however, that, at Simtek's request, Simtek will be permitted to provide Cypress with an Order forecast prior to the initial Qual. Notwithstanding the foregoing, upon receipt of any Forecast, if Cypress has information that shortages, supplier quality issues or other factors would preclude Cypress' ability to meet any Forecast amount in any week included in the Forecast, Cypress will submit a proposal to revise the Forecast to Simtek within 10 days of receipt of the Forecast. The proposal will include Cypress' Action Plan to minimize the impact on the Forecast. Upon Simtek's approval of the Action Plan, which will not be unreasonably withheld the Forecast will be revised accordingly. Simtek may modify Forecasts submitted to Cypress either in a subsequent Forecast, or by providing written notice to Cypress thereof.

5.   PRODUCTION PLANNING AND PRODUCTION.

     5.1 Production. Cypress will perform all obligations necessary for the production and delivery of all Simtek Products subject to Orders by Simtek in accordance with terms of this Agreement.

     5.2 Acceptance Testing. Simtek may perform acceptance testing on any Simtek Products in any shipment of Simtek Products received from Cypress in accordance with Simtek's then-current testing procedures and specifications for the Simtek Products.

     5.3 Defects. If acceptance testing identifies any failure of a Simtek Product in any shipment of Simtek Products received from Cypress to operate in conformance with Simtek's applicable specifications for such Simtek Product (a "Defect"), Simtek will notify Cypress of the Defect and indicate to Cypress that Simtek is either rejecting in whole or in part the shipment of Simtek Products or waiving the Defect. If Simtek does not issue either a notice of rejection or waiver of any Simtek Product in any shipment of Simtek Products within 10 business days of receipt of the shipment of Simtek Products from Cypress, the Simtek Products in such shipment will be deemed accepted by Simtek.

     5.4 Corrective Action. Following notice of any Defect, unless Simtek has waived the Defect, the Council shall meet with senior management from Cypress and Simtek no later than 15 days after notice of such Defect to agree upon an Action Plan covering the affected Simtek Products.

6.   QUALITY CONTROL AND CERTIFICATION.

     6.1 Quality Standards. Cypress will produce and deliver all Simtek Products in accordance with the quality standards used on similar products made and distributed by Cypress (including products not using the S8 Process).

     6.2 Testing. As part of its quality assurance obligations, Cypress will conduct testing of Simtek Products after Acceptance of such Simtek Products in accordance with reasonable industry practices. If testing of Simtek Products indicates a problem with the quality of the Simtek Products generally based on evidence of failure of the Simtek Products, then the Council shall meet with senior management from Cypress and Simtek no later than 15 days after notice of such failure of the Simtek Products to create an Action Plan to correct the problem.

     6.3 Qualification Reports. Within 1 month of Qual, Cypress will provide to Simtek copies of Cypress' qualification reports regarding the S8 Process. Cypress will provide standard "Rel Monitor" updates to such qualification reports from time to time on its website during the term of this Agreement.

     6.4 Action by Simtek. Simtek reserves the right to request changes in the Simtek Products at Cypress' expense (or to take such action as it may deem reasonable to protect its rights) based on a material breach of the terms of this Section 6 by Cypress.

7. PROGRAM MANAGEMENT. Each Party will designate one employee with decision-making authority to serve as the principal technical contact for such Party during the term (each a "Project Manager"). The Project Managers will work together to ensure that the development and delivery efforts hereunder proceed in a timely manner. Either Party may change its Project Manager at any time and from time to time by giving the other Party written notice. Each Party will bear its own costs and expenses incurred in connection with participation in such meetings.

8.   LOYALTY.

     8.1 By Cypress. During the term of this Agreement, Cypress and any Affiliate will not use the S8 Process (or allow the S8 Process to be used) to develop or produce (or have developed or produced) any Competing Product. For purposes of this Section 8, a "Competing Product" is defined as a product that:
(a) has the same form, fit and function as any product listed in Exhibit 8.1 (the "Simtek Catalog"); (b) competes with a product in the Simtek Catalog; and
(c) is primarily a memory product. For the avoidance of doubt, the foregoing will not restrict Cypress from: (i) developing or producing a Competing Product using any other process other than the S8 Process; or (ii) developing or producing a product using the S8 Process wherein the product: (1) is not primarily a memory device; and (2) contains embedded within the same piece of silicon a block which is the same form, fit and, function as a product in the Simtek Catalog.

     8.2 By Simtek. During the term of this Agreement, Simtek and any Affiliate will not engage any third party to develop or produce (or have developed or have produced) any product in the Simtek Catalog using technologies from 0.11 - 0.17 microns. Following the successful completion of the ES10 FAB4 Milestone set forth in Exhibit 2.1, for the remainder of the term of this Agreement (if any), Simtek will not engage any third party in the development or production of a product with the same form, fit, and function as an S8 Product using technologies from 0.11 - 0.21 microns. For purposes of this Section 8, an "S8 Product" means any product designed, developed, produced, and sold (or offered for sale) by or for Simtek which is reasonably capable of being developed or produced using the S8 Process.

     8.3 Right of First Refusal. During the term of this Agreement, Simtek will offer Cypress the first right of refusal to develop and produce any Simtek Product on a technology of 100nm or below ("Offer"). Notwithstanding the foregoing, in addition to the other rights and remedies available to Simtek under this Agreement, and without excusing Cypress from any commitment or obligation under this Agreement, Simtek will be excused from its obligations under this Section 8.3, and the provisions of this Section 8.3 will be of no force and effect on Simtek, if Cypress fails to: (a) provide Simtek with a written proposal for the development and production of such Simtek Products to Simtek within 90 days of Simtek's Offer to Cypress; or (b) the Parties fail after negotiating in good faith to complete a definitive written agreement (or amendment to this Agreement) regarding the development and production of such Simtek Products within 180 days of Simtek's Offer to Cypress.

     8.4 Exceptions. In addition to the other rights and remedies available to the Parties under this Agreement, and without excusing the Parties from any commitment or obligation under this Agreement, the Parties will be excused from their obligations under this Section 8, and the provisions of Sections 8.1, 8.2 and 8.3 will be of no force and effect on the Parties, if: (a) either Party issues a notice of non-renewal under Section 13.1; or (b) either Party issues a notice of termination under Section 13.2(c). If at any time during the term of this Agreement, Simtek reasonably believes that Cypress has not performed its manufacturing obligations under this Agreement pursuant to reasonable manufacturing standards (e.g., Cypress cannot or does not accept any 3 consecutive Orders issued by Simtek or any 2 consecutive Orders in any 3 month period, for any reason other than those stated in Section 4.2(a) or (b), or Cypress cannot or does not fulfill any 3 consecutive Orders issued by Simtek or any 2 consecutive Orders in any 3 month period, for any reason), at the reasonable request of Simtek, the Council will meet with senior management from Cypress and Simtek to determine whether Cypress has failed to meet reasonable manufacturing standards and to excuse Simtek from its obligations under this
Section 8.

9    GRANT OF RIGHTS.

     9.1  License to Cypress.

         (a) Grant of License. Subject to the terms and conditions of this Agreement, Simtek hereby grants to Cypress and its Affiliates a nonexclusive, nontransferable (except as set forth herein), non-sublicensable, limited license to the Simtek Technology solely to the extent necessary for Cypress to produce Simtek Products subject to Orders placed by Simtek under this Agreement and to deliver those Simtek Products to Simtek under the terms of this Agreement.

         (b) Restrictions. Cypress acknowledges that the Simtek Products and their structure, organization, and design constitute valuable trade secrets of Simtek. Except as expressly permitted herein, Cypress will not, and will not permit any third party, to: (a) modify, adapt, alter, translate, or create derivative works of or from the Simtek Products or Simtek Technology; (b) merge the Simtek Products or Simtek Technology with other technology; (c) sublicense, distribute, sell, allow access to, lease, rent, loan, or otherwise transfer the Simtek Products or Simtek Technology to any third party; (d) reverse engineer, decompile, disassemble, or otherwise attempt to derive the method of operation or design for or other proprietary information or trade secrets from the Simtek Products or Simtek Technology; or (e) otherwise utilize the Simtek Products or Simtek Technology.

10.  OWNERSHIP.

     10.1 Simtek Property. Simtek owns all right, title and interest in and to the Simtek Products, (including without limitation, all circuits within the Simtek Products and the specific circuit architectures), the Simtek Technology, and any Developments related thereto, including without limitation, all Intellectual Property Rights therein and related thereto (the "Simtek Property").

     10.2 S8 Process and S8 Technology. Cypress owns all right, title and interest in and to the S8 Process and the related S8 Technology, and any Developments related thereto, including without limitation, all Intellectual Property Rights therein and related thereto (the "Cypress Property"). Except for Simtek's rights in and to the Simtek Property, Simtek agrees to assign and does hereby assign to Cypress its right, title and interest in and to the Cypress Property. For the avoidance of doubt, nothing in this Section 10.2 will entitle Cypress to any right in or to any Simtek Property or Simtek Intellectual Property.

     10.3 No Further Rights to Cypress. Simtek retains exclusive ownership in and to the Simtek Property. Except for the limited license granted in Section 9.1: (a) all right, title, and interest in and to the Simtek Property and Simtek Intellectual Property are reserved by Simtek; (b) no license, right, or interest in or to any Simtek Property or Simtek Intellectual Property Right is granted under this Agreement; and (c) Cypress will not use any Simtek Property or Simtek Intellectual Property Rights unless Cypress and Simtek may agree to that use in a separate written agreement between the parties relating to the use of the Simtek Property or Simtek Intellectual Property Rights in exchange for value.

     10.4 No Further Rights to Simtek. Cypress retains exclusive ownership in and to the Cypress Property. All right, title, and interest in and to the Cypress Property and Cypress Intellectual Property are reserved by Cypress. No license, right, or interest in or to any Cypress Property or Cypress Intellectual Property Right is granted under this Agreement. Simtek will not use any Cypress Property or Cypress Intellectual Property Rights unless Cypress and Simtek may agree to that use in a separate written agreement between the parties relating to the use of the Cypress Property or Cypress Intellectual Property Rights in exchange for value.

11.  FEES, EXPENSES AND TAXES.

     11.1 Fees. In consideration of the obligations undertaken by each Party under this Agreement, each Party will pay to the other Party the fees ("Fees") set forth in Exhibit 11. The Fee Schedule set forth in Exhibit 11 may be revised from time to time during the term of this Agreement by mutual written agreement of the Parties. The Fees shall be paid first from the Deposit (as defined in section 21) and then from Simtek's assets and cash flows.

     11.2 Expenses. Except as set forth in Exhibit 11, all costs and expenses relating to the obligations of either Party will be borne by the Party incurring such expenses.

     11.3 Payment. Cypress will invoice Simtek for all Fees due under this Agreement. Unless otherwise stated herein, Simtek will pay all undisputed Fees within 30 days of receipt of the invoice for such Fees. No Fees will be invoiced by Cypress unless and until the event giving rise to such Fees set forth in
Exhibit 11 takes place. Each invoice will include information sufficient for Simtek to determine the nature of the Fee and amount due. All payments shall be made in U.S. dollars. In addition to the other rights and remedies available to Cypress if Simtek fails to pay any undisputed fees under this Agreement, Cypress may charge interest at a rate of 18% per year or the maximum rate permitted by applicable law, whichever is less, on any such outstanding undisputed fees.

     11.4 Disputed Payments. If Simtek has a good faith dispute regarding any Fee invoiced by Cypress, Simtek may withhold payment of the particular disputed Fees. Simtek will notify Cypress if it disputes any Fees hereunder within 30 days after receipt of the invoice for such disputed Fees, and will set forth its reasons for such dispute in reasonable detail. All disputes under this Section
11.4 will be resolved under the terms of this Agreement.

     11.5 Fee Adjustment. If during the term of the Agreement the Fees set forth in Exhibit 11 for any Simtek Product being produced under (or subject to the terms of) this Agreement become commercially unreasonable when compared with available prices for the production of products having a similar form, fit and function at similar quantities, Cypress and Simtek will mutually adjust the applicable Fees so that the Fees are commercially reasonable in comparison to products having a similar form, fit and function at similar quantities.

     11.6 Taxes. Unless otherwise agreed to by the Parties in an Order, the Parties' respective responsibilities for taxes arising under or in connection with this Agreement will be as follows:

         (a) Each Party will be responsible for any personal property taxes on property it owns or leases, for franchise and privilege taxes on its business, and for taxes based on its net income or gross receipts.

         (b) Cypress will be responsible for any sales, use, excise, value-added, services, consumption, and other taxes, customs and duties assessed or otherwise payable by Cypress on any goods or services that are used or consumed by Cypress in producing and delivering the Simtek Products where the tax is imposed on Cypress' acquisition or use of such goods or services and the amount of tax is measured by Cypress' costs in acquiring such goods or services.

         (c) Simtek will be responsible for any sales, use, excise, value-added, services, consumption, or other tax, customs and duties assessed on any particular Simtek Product purchased by Simtek hereunder.

The Parties agree to cooperate with each other to enable each to more accurately determine its own tax liability and to minimize such liability to the extent legally permissible. Cypress' invoices issued to Simtek will separately state the amounts of any taxes paid by Cypress.

12. RECORDS, INSPECTION.

 12.1 Records. For at least 2
years after the year to which they pertain, but for not less than 1 year following the termination or expiration of this Agreement, each Party will maintain at its principal place of business complete and accurate records with respect to its activities pursuant to this Agreement, including all data reasonably required for verification of such Party's compliance with the terms of this Agreement and payment of Fees owed by Simtek under this Agreement.

     12.2 Inspections. Simtek shall have the right to have an inspection and audit of all relevant accounting and sales books and records of Cypress by an independent auditor at Simtek's cost and expense. Unless otherwise agreed to in writing, such inspection and audit shall be conducted during Cypress' regular business hours at Cypress' regular business offices and in such a manner as not to interfere with Cypress' normal business activities. Such independent auditor shall sign a customary non-disclosure agreement in form and substance satisfactory to Cypress and shall disclose to Simtek only that information that is necessary to verify that Cypress is in compliance with this Agreement. Such inspection and audit shall require at least 30 days advance written notice and shall be held no more frequently than once per calendar year. If such inspection and audit reveals that Cypress has materially breached the terms of this Agreement in a manner that would give rise to a right of termination hereunder had such material breach been detected and reported, or that Cypress has overbilled Simtek for the amounts actually owed hereunder by 5% or more for the period audited, Cypress shall have the right to cure such breach or "overbilling" within 60 days after being provided with written notice thereof.

If the inspection and audit reveals a material breach or "overbilling" as stated above, Cypress will reimburse Simtek for all reasonable costs and expenses incurred by Simtek in connection with such inspection and audit. In addition, Cypress will promptly pay to Simtek any amounts shown by any such inspection and audit to be owing plus interest at a rate of 18% per year or the maximum rate permitted by applicable law, whichever is less.

13.  TERM AND TERMINATION.

     13.1 Term. The term of this Agreement will begin upon the Effective Date and, unless earlier terminated as provided in this Agreement, will expire 7 years thereafter. This Agreement will automatically renew for successive 2 year terms unless either Party provides written notice to the other Party of its intent not to renew at least 2 years prior to the expiration of the then-current term.

     13.2 Termination.

         (a) By Either Party For Cause. Either Party may terminate this Agreement if the other Party breaches any material provision of this Agreement and does not cure such breach within 60 days after being provided with written notice thereof, or, in the event that such breach is not reasonably capable of cure with 60 days, does not provide the other Party with a written Action Plan for curing such breach, including a reasonable deadline for curing such breach, and take reasonable steps to implement such Action Plan within such reasonable deadline.

         (b) By Either Party For Financial Reasons. Either Party may terminate this Agreement by notice to the other Party if the other Party: (i) becomes insolvent; (ii) fails to pay its debts or perform its obligations in the ordinary course of business as they mature; (iii) admits in writing its insolvency or inability to pay its debts or perform its obligations as they mature; or (iv) makes an assignment for the benefit of creditors.

         (c) By Either Party at Will. At any time after the 5 year anniversary of the Effective Date of this Agreement, either Party may, for any reason or no reason, terminate this Agreement by providing the other Party with written notice 2 years in advance of such termination.

     13.3 Effect of Termination. Upon termination or expiration of this Agreement for any reason: (a) any amounts owed by either Party to the other Party under this Agreement before such termination or expiration will be immediately due and payable; (b) all license rights granted in this Agreement will immediately cease to exist; (c) each Party agrees to return to the other Party all physical embodiments (including, but not limited to, drafts, notes, sketches, documents, drawings, and samples) of the Confidential Information of the other Party; and (d) Sections 1, 10, 11, 12, 13.3, 14.3, 15.3, 16, 17, 18,
21, 23 and 24 will survive such expiration or termination of this Agreement for any reason. Upon termination of this Agreement for any reason, the Deposit shall be distributed in accordance with the Security Agreement as provided in Section
21. If Simtek terminates this Agreement pursuant to Section 13.2(a), 13.2(b) or 24.5, the Warrant (as defined in that certain Share Purchase Agreement, of even date herewith, by and between Cypress and Simtek (the "Share Purchase Agreement")) shall be immediately terminated, become null and void and be of no further force or effect.

4. REPRESENTATIONS AND WARRANTIES.

     14.1 Warranties by Both Parties. Each Party represents and warrants that:

         (a) it has full power and authority to enter into and perform this Agreement, and the person signing this Agreement on such Party's behalf has been duly authorized and empowered to enter into this Agreement; and

         (b) it will at all times comply with all applicable laws and regulation and refrain from any unethical conduct or any other conduct that tends to damage the reputation of the other Party or its products or services in producing and distributing Simtek Products.

     14.2 Warranties by Cypress. Cypress warrants that:

         (a) it is the owner or has the right to license all of its Intellectual Property Rights necessary that relate to the S8 Process; and all Simtek Products delivered under this Agreement will comply with Simtek's applicable specifications for such Simtek Product and Cypress' standard warranty as set forth in Exhibit 14.2 attached hereto.

     14.3 DISCLAIMER OF OTHER WARRANTIES. THE EXPRESS WARRANTIES IN THIS SECTION 14 ARE IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, REGARDING THIS AGREEMENT, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND
NON-INFRINGEMENT OF THIRD-PARTY RIGHTS.

15.  INDEMNIFICATION.

     15.1 Indemnification by Cypress. Cypress will indemnify, defend and hold harmless Simtek and its Affiliates, and Simtek's and its Affiliates' respective officers, directors, employees, agents, contractors, successors and assigns (the "Simtek Indemnified Parties"), from any and all Losses arising from, in connection with, or based on allegations, claims, suits, or proceedings of any of the following:

         (a) third party claims arising out of Cypress' performance under this Agreement, including breach of this Agreement;

         (b) third party claims arising out of Cypress' failure to observe or perform any duties or obligations to third parties, including its subcontractors;

         (c) Cypress' breach of its obligations with respect to Simtek Confidential Information; or

         (d) as provided in Section 16.4.

     15.2 Indemnification by Simtek. Simtek will indemnify, defend and hold harmless Cypress, its Affiliates, its customers and Cypress', its Affiliates' respective officers, directors, employees, agents, successors and assigns (the "Cypress Indemnified Parties"), from any and all Losses arising from, in connection with, or based on allegations, claims, suits, or proceedings of any of the following:

         (a) third party claims arising out of Simtek's performance under this Agreement, including breach of this Agreement;

         (b) third party claims arising out of Simtek's failure to observe or perform any duties or obligations to third parties, including its subcontractors;

         (c) Simtek's breach of its obligations with respect to Cypress Confidential Information; or

         (d) as provided in Section 16.2.

     15.3 Intellectual Property Infringement.

         (a) Cypress will indemnify, defend and hold harmless the Simtek Indemnified Parties from any and all Losses arising from, in connection with, or based on allegations, claims, suits, or proceedings brought against Simtek that the S8 Process or S8 Technology infringes or misappropriates any Intellectual Property Right of any third party. If the respective S8 Process or S8 Technology becomes, or in Cypress' opinion is likely to become, the subject of an infringement claim, then Cypress may, at its option and expense, either: (a) procure for Simtek the right to continue exercising the rights in question; or
(b) replace or modify the allegedly or potentially infringing S8 Process or S8 Technology so that such S8 Process or S8 Technology becomes non-infringing.

         (b) Simtek will indemnify, defend and hold harmless the Cypress Indemnified Parties from any and all Losses arising from, in connection with, or based on allegations, claims, suits, or proceedings brought against Cypress that the Simtek Technology infringes or misappropriates any Intellectual Property Right of any third party. If the respective Simtek Technology becomes, or in Simtek's opinion is likely to become, the subject of an infringement claim, then Simtek may, at its option and expense, either: (a) procure for Cypress the right to continue exercising the rights in question; (b) replace or modify the allegedly or potentially infringing Simtek Technology so that such Simtek

Technology becomes non-infringing; or (c) cancel all orders for Simtek Products where the affected Simtek Technology would be used by Cypress to produce such Simtek Products.

     15.4 Indemnification Procedures. The indemnity obligation of the Parties under Sections 15, 16.2 and 16.4 are contingent upon the following conditions:
(a) the party seeking indemnification must promptly notify the other party in writing of the claim giving rise to indemnification; (b) the indemnifying party will have sole control over the defense and settlement of the indemnified claim (provided that the indemnified party will have the right to participate in such action, at its own expense, using counsel of its choice and that the indemnifying party may not enter into any settlement that would impose any non-monetary obligation on the indemnified party without first obtaining the consent of the indemnified party); and (c) the indemnified party will provide the indemnifying party with reasonable assistance in the defense of the indemnified claim at the expense of the indemnifying party.

16.  PERSONNEL.

     16.1 Simtek Personnel. Simtek acknowledges that all of the responsibilities and duties of the employer of all employees, contractors and agents ("Personnel") of Simtek visiting or otherwise working at Cypress' facilities with respect to such persons' compliance with Simtek's obligations under this Agreement are those of Simtek, and covenants and agrees that Simtek itself will assume responsibility for such persons' compliance as stated in this Agreement. Without limiting the generality of the foregoing, Simtek shall itself impose on each of the Simtek Personnel all of such persons' obligations hereunder, by contract or otherwise, and otherwise ensure that the principal duty of each of the Simtek Personnel shall be to Simtek, notwithstanding the location of such employee's place of work and the constraints imposed there.

     16.2 Indemnification by Simtek. Simtek will indemnify, defend and hold harmless the Cypress Indemnified Parties from any and all Losses arising from, in connection with, or based on allegations, claims, suits, or proceedings of any of the following: (i) that any such Simtek Personnel is an employee of Cypress (such Losses including without limitation any employee benefit that any such person shall be so claimed or determined to be entitled to from Cypress after such a claim or determination that such person is an employee of Cypress),
(ii) based upon any grossly negligent or intentionally wrongful act or grossly negligent or intentionally wrongful omission of any Simtek Personnel, or (iii) based upon any breach by any Simtek Personnel of any obligation of that person to Simtek imposed by this Agreement.

     16.3 Cypress Personnel. Cypress acknowledges that all of the responsibilities and duties of the employer of all of the Cypress Personnel visiting or otherwise working at Cypress' or Simtek's facilities with respect to such persons' compliance with Cypress' obligations under this Agreement are those of Cypress, and covenants and agrees that Cypress itself will assume responsibility for such persons' compliance as stated above. Without limiting the generality of the foregoing, Cypress shall itself impose on each of the Cypress Personnel all of such persons' obligations hereunder, by contract or otherwise, and otherwise ensure that the principal duty of each of the Cypress Personnel shall be to Cypress, notwithstanding the location of such employee's place of work and the constraints imposed there.

     16.4 Indemnification by Cypress. Cypress will indemnify, defend and hold harmless the Simtek Indemnified Parties arising from, in connection with, or based on allegations, claims, suits, or proceedings of any of the following: (i) that any such Cypress Personnel is an employee of Simtek (such Losses including without limitation any employee benefit that any such person shall be so claimed or determined to be entitled to from Simtek after such a claim or determination that such person is an employee of Simtek), (ii) based upon any grossly negligent or intentionally wrongful act or grossly negligent or intentionally wrongful omission of any Cypress Personnel, or (iii) based upon any breach by any Cypress Personnel of any obligation of that person to Cypress imposed by this Agreement.

     16.5 Non-Solicitation. Each Party agrees not to solicit or hire the other Party's Personnel during the term of this Agreement except by mutual consent;



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


provided, however, that nothing contained herein shall prevent either Party from hiring such Personnel in response to a general hiring program conducted in the ordinary course of business not specifically directed to such Personnel or Personnel who approach the Party on an unsolicited basis.

17. LIMITATION OF LIABILITY. EXCEPT FOR EACH PARTY'S INDEMNIFICATION OBLIGATIONS UNDER SECTION 15, 16.2 OR 16.4 OR A BREACH OF SECTIONS 9, 10, AND 18, AND NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT: (1) IN NO EVENT WILL EITHER PARTY'S TOTAL AGGREGATE LIABILITY TO THE OTHER ARISING FROM OR RELATING TO THIS AGREEMENT EXCEED THE AMOUNT OF FEES PAID TO CYPRESS BY SIMTEK UNDER THIS AGREEMENT DURING THE PREVIOUS 12 MONTH PERIOD PRECEDING THE EVENTS GIVING RISE TO SUCH LIABILITY, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE (IT BEING UNDERSTOOD THAT EACH PARTY'S LIABILITY MAY BE FURTHER LIMITED BY OTHER PROVISIONS OF THIS AGREEMENT); AND (2) NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY OR SPECIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOST DATA, INFORMATION OR MATERIALS, LOST PROFITS OR REVENUE, BUSINESS INTERRUPTION, DOWNTIME OR UNAVAILABILITY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EACH PARTY ACKNOWLEDGES THAT THE FEES SET FORTH IN THIS AGREEMENT REFLECT THE ALLOCATION OF RISK SET FORTH IN THIS AGREEMENT AND THAT THE OTHER PARTY WOULD NOT ENTER INTO THIS AGREEMENT WITHOUT THESE LIMITATIONS ON ITS LIABILITY, AND EACH PARTY AGREES THAT THESE LIMITATIONS WILL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. THE FOREGOING LIMITATIONS OF LIABILITY ARE INDEPENDENT OF ANY EXCLUSIVE REMEDIES FOR BREACH OF WARRANTY SET FORTH IN THIS AGREEMENT.

18. CONFIDENTIALITY. This Agreement is made subject to, and all Confidential Information of the other Party obtained by either Party under this Agreement will be governed by, the terms set forth in Exhibit 18.

19. INSURANCE. Each Party shall maintain and carry throughout the term of this Agreement liability insurance which includes but is not limited to employer's liability, workman's compensation, general liability, public liability, property damage liability, product liability, completed operations liability and contractual liability in mutually agreed amounts but in no event less than minimum statutory requirements, if any. Each Party will, if requested by the other, furnish certificates of insurance indicating the foregoing coverage.

20. EXPORT. Cypress acknowledges that the export, import, and use of certain hardware, software, and technical data provided hereunder is regulated by the United States and other governments. Cypress will be responsible for performance of all duties and obligations of the importer and exporter of record for all deliveries and transfers hereunder (including by electronic means), and shall otherwise be responsible for compliance with all applicable laws, regulations, tariffs, duties, and fees, including the U.S. Export Administration Act, the regulations implemented thereunder by the U.S. Department of Commerce, and any other applicable import and export laws or regulations of the U.S. or any other applicable nation, and obtaining any necessary export licenses and clearances thereunder. Cypress represents and warrants that it is not subject to any government order suspending, revoking or denying export or import privileges. Cypress will not export or re-export any personal computer software, system, part, technical data or sub-elements under this Agreement, directly or indirectly, to any destinations prohibited by the U.S. Government, including without limitation, to any country or other party listed on any list of prohibited or restricted countries or parties maintained by the U.S. Treasury Department or other applicable branch of the U.S. Government. The term "technical data" in this context, means such data as is defined as technical data by applicable U.S. Government export regulations.

21. DEPOSIT. Pursuant to the Escrow Agreement, of even date herewith, by and between the Parties (the "Security Agreement"), Simtek has deposited $3,000,000 (the "Deposit") to an escrow account to be used for payments by Simtek to Cypress upon the successful completion of each of the Milestones and in accordance with the Quarterly PE/TE/Qualification/Failure Analysis schedule set forth in Section 3 of Exhibit 11 in accordance with the terms of this Agreement. The terms and conditions of the Deposit are provided in the Security Agreement.

22. FORCE MAJEURE. Neither Party shall be in default under this Agreement nor any delay or failure to perform hereunder due to causes beyond its control and without its fault or negligence, including but not limited to acts of God, acts of any government in its sovereign or contractual capacity, strikes, fires, floods, riots, terrorist acts or threats, wars or embargoes; provided, however, that prompt written notice is given to the other Party describing such cause and the affected Party will resume performance as soon as possible.

23. DISPUTE RESOLUTION. The Parties will in good faith attempt to resolve amicably all disputes, controversies, or claims arising out of or related to this Agreement, including without limitation, the breach, termination, performance, invalidity or interpretation thereof (each, a "Dispute") in accordance with the procedures in this Section 23.

     23.1 Initial Resolution Procedures.

         (a) Within 5 business days after either Party provides notice to the other Party of a Dispute, the Project Manager for each Party will consider the Dispute in person or by telephone and will attempt in good faith to resolve the Dispute for a period of 10 business days.

         (b) If the Dispute is not resolved, as agreed by the Parties in writing, within such period, the Parties will escalate the Dispute to the Council who will consider the Dispute at a mutually agreeable location. The Council will attempt in good faith to resolve the Dispute for a period of 10 business days.

         (c) In the case of Disputes of the Council, or other Disputes not previously resolved as set forth above, the Parties will escalate the resolution of the Dispute to a Senior Vice President or similar level executive of each Party who will consider the Dispute in person at a location agreed to by the Parties. The parties shall attempt in good faith to resolve the Dispute for a period of 10 business days.

     23.2 Final Resolution Procedures. If the Dispute is not resolved, as agreed by the Parties in writing, after following the initial resolution procedures set forth in Section 23.1, either Party may bring suit regarding such Dispute in the applicable state and federal courts having jurisdiction over such Dispute, as permitted by law.

     23.3 Injunctive Relief. Notwithstanding Sections 23.1 and 23.2 above, each Party shall be entitled to seek equitable and injunctive relief in such court to prevent or stop a violation of the terms and conditions contained herein. Either Party's breach of this Agreement or violation of the other Party's Intellectual Property Rights may cause irreparable injury to such other Party for which such other Party may not have an adequate remedy at law. Each Party shall have the right to seek immediate relief from the court for breach of any obligation of confidentiality, infringement, misappropriation or misuse of any Intellectual Property Right, or any other claim where interim relief from the court is sought to prevent serious and irreparable injury to one of the Parties.

24.  ADDITIONAL PROVISIONS.

     24.1 Status of Parties. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between the Parties. Neither Party will have the power to control the activities and operations of the other and their status is, and at all times will continue to be, that of independent contractors with respect to each other. Neither Party will hold itself out as having any authority or relationship with the other in contravention of this Section 24.1, and neither Party will act on behalf of the other Party or enter into any contracts, warranty, or representation as to any other matter on the behalf of the other Party.

     24.2 Effect of Waiver. No waiver whether express or implied, of any breach of any term, condition, or obligation of this Agreement will be construed as a waiver of any subsequent breach of that term, condition, or obligation, or any other term, condition, or obligation of this Agreement of the same or different nature.

     24.3 Notices. Any notice or other communication required or permitted under this Agreement will be given in writing and will be sent by facsimile or commercially recognized express courier to the address specified below or to any other address that may be designated by prior notice. Any notice or other communication delivered by facsimile will be deemed to have been received the day it is sent and must be confirmed by a copy sent by express courier. Any notice or other communication sent by commercially recognized courier will be deemed to have been received on the 3rd business day after delivery to the courier.

          Notices to be given to Cypress will be addressed to:
                   Cypress Semiconductor Corporation
                   3901 North First Street
                   San Jose, CA 95134-1599
                   Facsimile:  (408) 456-1821
                   Attention:  Senior Vice President, Memory Products Division

          With a copy to:
                   Cypress Semiconductor Corporation
                   3901 North First Street
                   San Jose, CA 95134-1599
                   Facsimile:  (408) 456-1821
                   Attention:  Laura Norris, Esq.

          If given to Simtek, it will be addressed to:
                   Simtek Corporation
                   4250 Buckingham Drive, Suite 100
                   Colorado Springs, CO 80907
                   Facsimile:  (719) 531-9765
                   Attention:  Douglas Mitchell

Either Party hereto may at any time, by 30 days written notice to the other, designate any other person or address in place of those provided in this Section 24.3.

     24.4 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision; provided that no such severability will be effective if it materially changes the economic benefit of this Agreement to any Party.

     24.5 Successors and Assigns. This Agreement will inure to the benefit of the permitted successors, or assigns of the Parties. The rights and licenses granted by this Agreement will be binding on any permitted successor to ownership or control of the Simtek Technology. Neither Party will have any right to assign its rights under this Agreement without the sole written consent of the other Party, which consent will not be unreasonably withheld; provided, however, that if a Change of Control of a Party occurs, such Party will be able to assign this Agreement as a whole to the purchasing, acquiring or resulting entity without the prior written consent of the other Party, unless the other Party reasonably believes such assignment would materially adversely effect the performance of the obligations owed to it, or such other Party's rights and licenses, under this Agreement. The Parties agree that such a material adverse effect would occur if the purchasing, acquiring or resulting entity is: (i) a competitor of the other Party or (ii) a person with whom the other Party has an actual conflict of interest at the time of such Change of Control.

     24.6 Governing Law. This Agreement will be governed and construed in all respects in accordance with the laws of the State of California as applied to agreements made and performed in California by residents of the State of California.

     24.7 Facsimile/E-Mail Signatures. Any signature page delivered by a fax machine or by e-mail will be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any Party who delivers such a facsimile signature page or scanned signature page agrees to later deliver an original counterpart to any Party which requests it.

     24.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Parties, each of which will be enforceable against the Parties actually executing such counterparts, and all of which together will constitute one instrument.

                            [Signature page follows]

The Parties hereto have caused this Agreement to be duly executed as of the Effective Date.

  FOR SIMTEK                                FOR CYPRESS

  Simtek Corporation                        Cypress Semiconductor Corporation

  Signed:  /S/ DOUGLAS MITCHELL             Signed:  /S/ A.R. ALVAREZ
           ------------------------                  ---------------------------
  By:      Douglas Mitchell                 By:      A.R. Alvarez
  Title:   CEO/President                    Title:   GM & SR VP, Memory Products
  Date:    May 4, 2005                      Date:    May 4, 2005




















                               - Signature Page -

                                   EXHIBIT 1.1
                                   DEFINITIONS

"Action Plan" means a corrective plan developed by the Council in response to a particular failure, defect or breach that provides a detailed description of the corrective actions to be implemented to correct the particular failure, defect or breach.

"Affiliate" means any business entity: (a) which owns or controls, directly or indirectly, 50% or more of the voting rights with respect to the election of directors or managers, or which has practical control directly or indirectly, of the Party; (b) of which 50% or more of the voting rights with respect to the election of directors or managers is owned or controlled, directly or indirectly, by, or which is under the practical control directly or indirectly of, the Party; or (c) of which 50% or more of the total voting rights with respect to the election of directors or managers is owned or controlled, directly or indirectly, by, or which is under the practical control directly or indirectly of, any corporation, limited liability company, partnership or other business enterprise described by subsections (a) or (b) above.

"Change of Control" means a transaction under which: (a) a Party consolidates or merges with or into a third party, if the shareholders of the Party's outstanding capital stock entitled to vote generally in elections of directors before such transaction do not own, directly or indirectly, immediately following such transaction, at least 50% of the combined voting power of the outstanding voting interests of the entity resulting from such transaction; or
(b) an entity purchases or otherwise acquires all, or substantially all, of the assets of that segment of either Party's business relating to the subject matter of this Agreement. A "Change of Control" specifically excludes a bona fide equity financing transaction or series of transactions as long as at least a majority of the Party's board of directors immediately following the transaction were directors of such Party immediately prior to such transaction.

"Confidential Information" means any information regarding the business, finances or technology of either Party, including technical, marketing, financial, employee, and planning information, and any other information that a reasonable person should have known, under the circumstances, was confidential or proprietary. The Simtek Products and Simtek Technology (including specifications and architecture thereto) is Simtek Confidential Information whether or not so marked. The S8 Process and S8 Technology (including specifications and architecture thereto) is Cypress Confidential Information whether or not so marked.

"Development" means any modification, enhancement, improvement, or derivative, including, without limitation, any port, correction, addition, extension, upgrade, compilation, abridgment, or other form in which a work is transformed or adapted.

"Intellectual Property Rights" means all intellectual property rights as may exist now or hereafter come into existence regardless of whether such rights arise under the laws of the United States or any other state, country or jurisdiction, including, without limitation: (a) all patent rights and all right, title and interest in and to all letters patent and applications for letters patent, and all other government-issued or -granted indicia of invention ownership, including any reissue, division, term extensions, continuation or continuation-in-part applications; (b) all copyrights and all other literary property and author (moral) rights, and all right, title and interest in and to all copyrights, copyright registrations, certificates of copyrights and copyrighted interests; (c) all trademarks, trade names and service marks, and all rights, title and interest in and to all applications, certifications and registrations therefor; (d) all mask work rights, mask work applications, and mask work registrations; (e) all rights, title and interest in and to all trade secrets and trade secret rights; (f) all licenses or license rights with respect to the foregoing; and (g) all other analogous rights, such as database rights.

"Losses" means all losses, costs, expenses, liabilities and damages reasonably incurred resulting from or relating to under any settlement, litigation or final judgment, and all related reasonable costs and expenses, including reasonable legal fees, fines, interest and penalties.

"Qual" means achievement of the QUAL Milestone as set forth in Exhibit 2.1.

"Simtek Product" means a silicon wafer containing integrated circuits having a design dictated by Simtek and any materials (including masks), information, test programs, or procedures relating thereto.

"Simtek Technology" means all Intellectual Property Rights, whether present or future, relating to the Simtek Products.

"Stacked FLASH" means the technology related to nvSRAM with multiple non-volatile memory cells for each SRAM memory cell as further described in U.S. Patent No. 6,414,873.

"Statement of Work" means a mutually agreed to written description of the work to be performed by each Party.

"S8 Process" means the process used to produce (fabricate) Simtek Products under this Agreement based on the Cypress S8 0.13-micron SONOS technology.

"S8 Technology" means all Intellectual Property Rights, whether present or future, relating to the S8 Process.

"Weekly Starts" means the maximum number of wafer starts per week set forth in
Exhibit 4.2.

                                   EXHIBIT 2.1
                             S8 PROCESS DEVELOPMENT

1.   Simtek Resources.

     1.1 S8 Development. Simtek will make available 2 engineers for up to 40 hours per week to assist Cypress in the completion of the Milestones.

     1.2 Memory Compiler Development. Simtek will make available up to 2 engineers for up to 40 hours per week to assist Cypress in the development of a memory compiler and will continue to make the engineers available until the completion of the development of the memory compiler as agreed to by the Parties.

     1.3 Additional Simtek Resources. Any additional engineering resources required or utilized by Cypress will be made available by Simtek at Simtek's then-current professional services rates.

2. Milestones and Schedule. Cypress will accomplish the following milestones in accordance with the schedule set forth below:

MILESTONE              DESCRIPTION                     ESTIMATED COMPLETION DATE
---------              -----------                     -------------------------

ETP                    Technology Plan

PR2:SPECS              Project Review 2

TCPR3                  Test Chip Tapeout Ready

TC10                   Test Chip 10 Samples

PR3:TO                 Product Tapeout

ES10 FAB4              Engineering Samples

ES100                  Full Data Sheet Samples

PR4                    Cost / Yield / Conditional Qual

QUAL                   Full Qual

                                   EXHIBIT 4.2
                                    ORDERING

                                      Wafer Starts Allocated
         Calendar Year                   to Simtek/Week
         -------------                ----------------------
             2006                              200

             2007                              250

             2008                              300

             2009                              350

             2010                              400

                                   EXHIBIT 8.1
                                 SIMTEK CATALOG


Memory Architecture      Density                  Options                 I/O Options
- --------------------     -------                  -------                 -----------
nvSRAM                   4Mbit                    Real Time Clock (RTC)   X8, x16, serial
                         1 Mbit                   RTC                     X8, x16, serial
                         256 Kbit                 RTC                     X8, x16, serial
                         64Kbit                   RTC                     X8, x16, serial

nvSRAM + Stacked FLASH   1 Mbit + Density TBD     RTC                     X8, x16, serial
                         256 Kbit + Density TBD   RTC                     X8, x16, serial
                         64 Kbit + Density TBD    RTC                     X8, x16, serial


                                   EXHIBIT 11
                                  FEE SCHEDULE

1. Simtek Product Development and Set-Up Fees. Following acceptance of the lead Order of any Simtek Product received under this Agreement, Simtek will reimburse Cypress for 100% of the out of pocket costs incurred in the production of all mask sets necessary for the production of Simtek Products under this Agreement based on actual invoices paid by Cypress for mask sets used in the production of such Simtek Product.

2. S8 Process Development Fees. Provided that Cypress has completed the applicable Milestones set forth on Exhibit 2.1, in accordance with the terms and conditions of this Agreement, Simtek will pay Cypress the Fees set forth below:


MILESTONE        SIMTEK PAYMENT      ADDITIONAL SIMTEK PAYMENT    TOTAL PAYMENT
---------        --------------      -------------------------    -------------
   ETP              $257,400.00                 $0.00              $257,400.00

PR2:SPECS           $257,400.00                 $0.00              $257,400.00

  TCPR3             $257,400.00                 $0.00              $257,400.00

   TC10             $257,400.00                 $0.00              $257,400.00

  PR3:TO            $257,400.00                 $0.00              $257,400.00

ES10 FAB4           $386,100.00            $91,500.00              $477,600.00

  ES100             $257,400.00            $91,500.00              $348,900.00

   PR4              $257,400.00            $91,500.00              $348,900.00

   QUAL             $386,100.00            $91,500.00              $477,600.00

      TOTAL:      $2,574,000.00          $ 366,000.00             $2,940,000.00

3. Quarterly PE/TE/Qualification/Failure Analysis Fees. Subject to the terms and conditions of this Agreement, Simtek will pay Cypress the Fees set forth below on or before the end of each calendar quarter set forth below:

                  QUARTER                   SIMTEK PAYMENT
                  -------                   -------------
                  Q2 2005                     $48,800.00

                  Q3 2005                     $48,800.00

                  Q4 2005                     $48,800.00

                  Q1 2006                     $48,800.00

                  Q2 2006                     $48,800.00

4. Simtek Product Production Fees. Simtek will pay Cypress as follows for Simtek Products provided by Cypress, for which Simtek issues an Acceptance as set forth in the Agreement:

         Wafer Price
         -----------

                Calendar Year         Price/Wafer*
                -------------         ------------
                    2006              $ 2000.00
                    2007              $ 1950.00
                    2008              $1900.00
                    2009              $ 1850.00
                    2010              $1800.00

* The prices set forth in this table are subject to adjustment as set forth in Section 11.5 of the Agreement.

After Process Qualification, the Parties will agree on a production yield target for all wafers produced by Cypress for the Simtek Products, and Simtek will not accept any wafers not meeting the production yield target mutually agreed upon by the Parties.

                                  EXHIBIT 14.2

                          WARRANTY FOR SIMTEK PRODUCTS

                        STANDARD CYPRESS PRODUCT WARRANTY
                        ---------------------------------


1. LIMITED WARRANTY.

     (a) Semiconductor Products: Seller warrants that the Semiconductor products to be delivered hereunder if properly used and serviced, will conform to applicable specifications for such Semiconductor products agreed to by the Council and will be free from defects in material and workmanship for one (1) year following the date of shipment. (b) Systems or Board Level: Seller warrants that the systems or board level products to be delivered hereunder if properly used and serviced, will perform to Seller's published specifications and will be free from defects in material and workmanship for ninety (90) days following the date of shipment.


2. EXCLUSIONS OF WARRANTIES. THE WARRANTIES CONTAINED IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, OR ANY IMPLIED WARRANTY ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE. If any product furnished by Seller fails-to conform to the above warranty, Seller's sole and exclusive liability shall be, at Seller's option, to repair, replace or credit Buyer's account with an amount equal to the price paid for any such product returned by Buyer during the warranty period, provided that; (a) Buyer promptly notifies Seller in writing that such product failed to conform and furnishes a detailed explanation of any alleged deficiency; (b) such product is returned to Seller's plant at Buyer's risk and expense, (c) Seller is satisfied that claimed deficiencies actually exist and were not caused by accident, misuse, neglect, alteration, improper installation, repair or improper testing. If such product fails to conform, Seller will reimburse Buyer for the transportation charges. Seller shall have a reasonable time to make repairs, to replace products or to credit Buyer's account.

                                   EXHIBIT 18
                                 CONFIDENTIALITY

1. Protection of Confidential Information. Each Party (the "Disclosing Party") may from time to time during the term of this Agreement disclose to the other Party (the "Receiving Party") certain Confidential Information. The Receiving Party will not use any Confidential Information of the Disclosing Party for any purpose not expressly permitted by this Agreement, and will disclose the Confidential Information of the Disclosing Party only to the employees or contractors of the Receiving Party who have a need to know such Confidential Information for purposes of this Agreement and who are under a duty of confidentiality no less restrictive than the Receiving Party's duty hereunder. The Receiving Party will protect the Disclosing Party's Confidential Information from unauthorized use, access, or disclosure in the same manner as the Receiving Party protects its own confidential or proprietary information of a similar nature and with no less than reasonable care.

2. Exceptions. The Receiving Party's obligations with respect to any Confidential Information of the Disclosing Party will terminate if such information: (1) was already lawfully known to the Receiving Party at the time of disclosure by the Disclosing Party; (2) is disclosed to the Receiving Party by a third party who had the right to make such disclosure without any confidentiality restrictions; (3) is, or through no fault of the Receiving Party has become, generally available to the public; or (4) is proven by the Receiving Party (who shall bear the burden of proof) to have been independently developed by the Receiving Party without use of the Disclosing Party's Confidential Information. In addition, the Receiving Party will be allowed to disclose Confidential Information of the Disclosing Party to the extent that such disclosure is: (a) approved in advance in writing by the Disclosing Party; (b) necessary for the Receiving Party to enforce its rights under this Agreement in connection with a legal proceeding; or (c) required by law or by the order or a court of similar judicial or administrative body, provided that the Receiving Party notifies the Disclosing Party in advance of such required disclosure promptly and in writing and cooperates with the Disclosing Party, at the Disclosing Party's reasonable request and expense, in any lawful action to contest or limit the scope of such required disclosure.

3. Mask Sets. In particular, and without limiting any obligation of Cypress, Cypress will protect all mask sets relating to the Simtek Products, whether transferred to Cypress or otherwise obtained by Cypress, as Confidential Information of Simtek in accordance with this Exhibit 18.

4. Return of Confidential Information. The Receiving Party will return to the Disclosing Party or destroy all Confidential Information of the Disclosing Party in the Receiving Party's possession or control and permanently erase all electronic copies of such Confidential Information promptly upon the request of the Disclosing Party or at the expiration or termination of this Agreement or when no longer needed in connection with its performance under this Agreement, whichever comes first. Without limiting any obligation of Cypress, when any mask set is no longer usable by Cypress for the purposes of the Agreement, Cypress will return to Simtek or, at Simtek's request, destroy the mask set, and will permanently erase all electronic copies of such mask set and the information relating thereto. At the Disclosing Party's request, the Receiving Party will certify in writing signed by an officer of the Receiving Party that it has fully complied with the foregoing obligations.

5. Confidentiality of Agreement. Neither Party will disclose any terms of this Agreement to anyone other than its attorneys, accountants, and other professional advisors except: (1) as required by law; or (2) pursuant to a mutually agreeable press release; or (3) in connection with a proposed merger, financing, or sale of such Party's business (provided that any third party to whom the terms of this Agreement are to be disclosed signs a confidentiality agreement reasonably satisfactory to the other Party to this Agreement).

6. Independent Development. The terms of confidentiality under this Exhibit 18 will not be construed to limit either Party's right to develop independently or acquire products, concepts, systems, processes or techniques without use of the other Party's Confidential Information. The Disclosing Party acknowledges that the Receiving Party may develop information internally, or may receive information from other parties, that is similar to the Confidential Information of the Disclosing Party. Accordingly, nothing in this Exhibit 18 or in the Agreement will prohibit the Receiving Party from developing or having developed for it products, concepts, systems, processes or techniques that are similar to or compete with the products, concepts, systems, processes or techniques contemplated by or embodied in the Confidential Information provided that the Receiving Party does not violate any of its obligations under this Exhibit 18 in connection with such development.

                                                                    Exhibit 99.4
                                                                    ------------

                                ESCROW AGREEMENT


     This ESCROW AGREEMENT (the "Agreement") is entered into as of this 4th day of May, 2005 (the "Closing Date"), among SIMTEK CORPORATION, a Colorado corporation ("Simtek"), CYPRESS SEMICONDUCTOR CORPORATION, a Delaware corporation ("Cypress"), and U.S. Bank, National Association ("Escrow Agent"). Capitalized terms used herein without definition shall have their respective meanings as provided in the Share Purchase Agreement, dated as of the Closing Date, by and between Simtek and Cypress (the "Purchase Agreement").

     WHEREAS, Simtek and Cypress are entering into a business transaction pursuant to the terms of the Production and Development Agreement, dated as of the Closing Date, by and between Simtek and Cypress (the "Development Agreement"), the Registration Rights Agreement, dated as of the Closing Date, by and between Simtek and Cypress (the "Rights Agreement"), and the Purchase Agreement (collectively, this Agreement, the Development Agreement, the Rights Agreement and the Purchase Agreement are referred to herein as the "Transaction Documents"); and

     WHEREAS, in consideration of the transactions contemplated in the Transaction Documents and subject to the terms and conditions provided herein, Simtek has agreed to deposit $3,000,000 (the "Escrow Deposit") into an escrow account established by Escrow Agent for the benefit of Cypress and Simtek (the "Escrow Account").

     NOW, THEREFORE, in consideration of the foregoing premises and the respective covenants and agreements hereinafter contained, the parties hereby agree as follows:

                  I. ESTABLISHMENT OF ESCROW DEPOSIT; SECURITY

     1.1 Escrow Deposit. Contemporaneously with the execution hereof, Simtek has transferred the Escrow Deposit by wire of immediately available funds into the Escrow Account. Escrow Agent will hold and disburse the Escrow Deposit for the benefit of Cypress and Simtek, as the case may be, in accordance with the terms and provisions of this Agreement.

     1.2 Security Interest. The Escrow Deposit shall not be available to satisfy the debts or liabilities of either party other than pursuant to the Transaction Documents. Simtek's obligations to Cypress under the Transaction Documents shall be secured by a first priority security interest in the Escrow Deposit, which Simtek hereby grants to Cypress (the "Security Interest"). Simtek represents and warrants that (i) the Escrow Deposit is free from all liens, encumbrances and security interests, (ii) that it has full right and power to grant the Security Interest to Cypress, (iii) it will defend the Escrow Account against claims and demands of all persons other than Cypress, and (iv) during the term of this Agreement, Simtek shall not incur or permit to exist any mortgage, pledge, lien, security interest or other encumbrance on the Escrow Deposit other than the Security Interest.

     1.3 Investments. Escrow Agent shall invest amounts received by Escrow Agent in Eligible Investments and shall not be responsible or liable for any loss accruing from any investment made in accordance herewith. "Eligible Investments" shall mean direct obligations of, or obligations guaranteed as to principal and interest by, the United States, the remaining maturities of which do not exceed three months. For any period of time before such securities can be purchased by the Escrow Agent or after the securities mature, the Escrow Deposit shall be invested in a U.S. Bank money market account. All earnings and income received from the investment of the Escrow Deposit shall be credited to an account established for Simtek (the "Simtek Account"), and shall become a part of, the Simtek Account (and any losses on such investments shall be debited from the Simtek Account; provided however, that in no event shall the Simtek Account be reduced to below zero as a result of such debits). Amounts in the Simtek Account shall be deemed the property of Simtek, and Simtek shall be entitled to withdraw from the Simtek Account at any time and from time to time during the term of this Agreement.



                              II. THE ESCROW AGENT

     2.1 Appointment. Simtek and Cypress hereby designate and appoint the Escrow Agent as "Escrow Agent" under this Agreement and the Escrow Agent hereby accepts such designation and appointment, subject to all of the provisions of this Agreement.

          (a) Each party to this Agreement (other than the Escrow Agent) acknowledges and agrees that the Escrow Agent (i) shall not be responsible for any of the agreements referred to or described herein, or for determining or compelling compliance therewith, and shall not otherwise be bound thereby, (ii) shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Agreement on its part to be performed, each of which are ministerial (and shall not be construed to be fiduciary) in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Escrow Agent, (iii) shall not be obligated to take any legal or other action hereunder which might in its reasonable judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification, (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof, and (v) may consult counsel satisfactory to it, including in-house counsel, and the opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel. Escrow Agent may act in reliance upon any instructions signed on signature believed by it to be genuine, and may assume that any person who gives any written instructions, notice or receipt, or makes any statements in connection with the provisions hereof, has been duly authorized to do so. Escrow Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions.

          (b) Escrow Agent shall not be liable to anyone for any action taken or omitted to be taken by it hereunder except in the case of the Escrow Agent's gross negligence, bad faith or willful misconduct.

     2.2 Successor. Escrow Agent may at any time resign as Escrow Agent hereunder by giving thirty (30) days' prior written notice of resignation to Cypress and Simtek or may be removed, with or without cause, by Cypress and Simtek, acting jointly, at any time by giving of thirty (30) day's prior written notice to the Escrow Agent. Such resignation or removal shall take effect upon the appointment of a successor Escrow Agent as provided herein. Prior to the effective date of the resignation or removal as specified in such notice, Cypress will issue to the Escrow Agent a written instruction authorizing redelivery of the Escrow Deposit to a bank or trust company that Cypress selects as successor to the Escrow Agent hereunder, subject to the consent of Simtek (which consent shall not be unreasonably withheld or delayed). If, however, Cypress shall fail to name such a successor escrow agent within twenty (20) days after the notice of resignation from Escrow Agent or removal, Simtek shall be entitled to name such successor escrow agent. If no successor escrow agent is named by Cypress or Simtek, Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent.

     2.3 Compensation, Expenses Reimbursement and Indemnification.

          (a) Cypress agrees (i) to reimburse Escrow Agent for its reasonable attorneys' fees and expenses incurred in connection with the preparation and review of this Agreement and (ii) to pay Escrow Agent's compensation for its normal services hereunder in accordance with Schedule I hereto.

          (b) Cypress and Simtek each agree to reimburse the Escrow Agent for 50% of all reasonable costs and expenses incurred in connection with the administration of this Agreement or the escrow created hereby or the performance or observance of its duties hereunder which are in excess of its compensation for normal services hereunder, including payment of any reasonable legal fees and out-of-pocket expenses incurred by the Escrow Agent in connection with the resolution of any claim by any party hereunder.

          (c) Escrow Agent may obtain reimbursement for its fees and expenses from the Escrow Deposit, including reimbursement from any accrued earnings resulting from the investment of the Escrow Deposit.

          (d) Cypress and Simtek covenant and agree to jointly and severally indemnify Escrow Agent (and its directors, officers and employees) and hold it (and such directors, officers and employees) harmless from and against any loss, liability, damage, cost and expense of any nature incurred by Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including, but not limited to, attorneys' fees and other costs and expenses of defending or preparing to defend against any claim of liability unless and except to the extent such loss, liability, damage, cost and expense shall be caused by the Escrow Agent's gross negligence, bad faith or willful misconduct. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement and the resignation of the Escrow Agent.

     2.4 Dispute Resolution. If, at any time, there shall exist any dispute between Cypress and Simtek with respect to the holding or disposition of any portion of the Escrow Deposit or any other obligations of Escrow Agent hereunder, or if at any time Escrow Agent is unable to determine, to Escrow Agent's sole satisfaction, the proper disposition of any portion of the Escrow Deposit or Escrow Agent's proper actions with respect to its obligations hereunder, or if Cypress and Simtek have not within thirty (30) days of the furnishing by the Escrow Agent of a notice of resignation pursuant to Section
2.2 hereof, appointed a successor Escrow Agent to act hereunder, then the Escrow Agent, in its sole discretion, may take either or both of the following actions:

          (a) suspend the performance of any of its obligations under this Agreement until such dispute or uncertainty shall be resolved and the Escrow Agent has been provided with joint written instructions regarding such dispute or uncertainty or until a successor Escrow Agent shall have been appointed (as the case may be); and/or

          (b) petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in the State of California, for instructions with respect to such dispute or uncertainty, and pay into or deposit with such court all funds and Escrow Deposit held by it in the Escrow Account for holding and disposition in accordance with the instructions of such court.

     The Escrow Agent shall have no liability to Cypress, Simtek or any other person with respect to any such suspension of performance or disbursement to court, specifically including any liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Escrow Account or any delay in or with respect to any other action required or requested of Escrow Agent. III. TERM; DISBURSEMENTS

     3.1 Term. This Agreement shall commence on the Closing Date and shall terminate at such time as the entire Escrow Deposit shall have been distributed pursuant to the terms of this Agreement.

     3.2 Milestone Payments. During the term of this Agreement, Simtek shall make payments to Cypress upon the achievement of the development milestones set forth in Exhibit 11 of the Development Agreement (the "Milestone Payments") and in accordance with the Quarterly PE/TE/Qualification/Failure Analysis schedule set forth in Section 3 of Exhibit 11 of the Development Agreement (the "Quarterly Payments"). Such payments shall only be made from the Escrow Deposit by Escrow Agent upon receipt of a written notice signed by Simtek and Cypress specifying the amount of the Escrow Deposit to be released as a Milestone Payment or Quarterly Payment and how such funds are to be disbursed.

     3.3 Escrow Deposit to Simtek.

          (a) If a Simtek Release Event (as defined herein) occurs, Escrow Agent shall release the Escrow Deposit to Simtek, pursuant to the wire instructions attached hereto as Schedule II, as soon as practicable after the date that is thirty (30) days after the date the Simtek Release Event occurred, unless Escrow Agent has received written notice from Cypress disputing the occurrence of the Simtek Release Event. In such event, Escrow Agent shall be entitled, in its discretion, to take any of the actions set forth in Section 2.4 or Section 2.1(a) hereof.

          (b) For purposes of this Section 3.3, a "Simtek Release Event" shall exist on the date Escrow Agent receives a written certification from Simtek certifying that: (a) the Development Agreement has been terminated by Simtek pursuant to Sections 13.2(a) or 13.2(b) thereof; or (b) the Development Agreement has been terminated by Cypress in accordance with
     Section 13.2(c) thereof.

          (c) A copy of any notice or certification given by either Cypress or Simtek to Escrow Agent pursuant to this Section 3.3 shall be simultaneously delivered to the other party in accordance with the notice provisions set forth in Section 4.3 of this Agreement.

     3.4 Escrow Deposit to Cypress.

          (a) If a Cypress Release Event (as defined herein) occurs, Escrow Agent shall release the Escrow Deposit to Cypress, pursuant to the wire instructions attached hereto as Schedule III, as soon as practicable after the date that is thirty (30) days after the date the Cypress Release Event occurred, unless Escrow Agent has received a written certification from Simtek disputing the occurrence of the Cypress Release Event. In such event, Escrow Agent shall be entitled, in its discretion, to take any of the actions set forth in Section 2.4 or Section 2.1(a) hereof.

          (b) For purposes of this Section 3.4, a "Cypress Release Event:" (a) shall exist on the date Escrow Agent receives a written certification from Cypress certifying that the Development Agreement has been terminated by Cypress pursuant to Sections 13.2(a) or 13.2(b) thereof; (b) the Development Agreement has been terminated by Simtek in accordance with
     Section 13.2.(c) thereof; or (c) the milestone Qual (as defined in the Development Agreement) has been completed.

          (c) A copy of any notice or certification given by either Cypress or Simtek to Escrow Agent pursuant to this Section 3.4 shall be simultaneously delivered to the other party in accordance with the notice provisions set forth in Section 4.3 of this Agreement.

                                IV. MISCELLANEOUS

         4.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may not be effectively amended, changed, modified or altered, except in writing executed by Simtek, Cypress and Escrow Agent.

     4.2 Governing Law. The Agreement shall be governed by and construed pursuant to the laws of the State of California.

     4.3 Notices. Until changed by written notice from one party hereto to the other, all communications under this Agreement shall be in writing and shall be hand delivered or mailed by registered mail to the parties, and shall be deemed given when mailed, as follows:

          Notices to be given to Cypress will be addressed to:
          Cypress Semiconductor Corporation
          3901 North First Street
          San Jose, CA 95134-1599
          Facsimile:  (408) 456-1821
          Attn: Senior Vice President, Memory Products Division

          With a copy to:

          Cypress Semiconductor Corporation
          3901 North First Street
          San Jose, CA 95134-1599
          Facsimile:  (408) 456-1821
          Attn: Laura Norris, Esq.

          If given to Simtek, it will be addressed to:
          Simtek Corporation
          Attention:  Douglas Mitchell
          4250 Buckingham Drive, Suite 100
          Colorado Springs, CO 80907
          Facsimile:  (719) 531-9765

          If given to Escrow Agent, it will be addressed to:

          U.S. Bank, National Association
          Escrow Services
          One California Street, Suite 2250
          San Francisco, CA 94111
          Telephone:  (415) 273-4532
          Facsimile: (415) 273-4591
          Attn: Sheila K. Soares

     4.4 Headings. The captions and headings herein are for convenience only and in no way define or limit the scope or intent of any provisions or sections of this Agreement.

     4.5 Counterparts. This Agreement may be executed in several counterparts and such counterparts together shall constitute one and the same instrument.

     4.6 Severability. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     4.7 Assignment. Neither party may assign its rights or obligations hereunder and any assignment in contravention of the terms hereof shall be void.



                            [Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized corporate officers as of the day and year first above written.


                                      SIMTEK CORPORATION


                                      By:      /S/ DOUGLAS MITCHELL
                                               ---------------------------
                                      Name:    Douglas Mitchell
                                      Title:   CEO/President



                                      CYPRESS SEMICONDUCTOR CORPORATION


                                      By:      /S/ A.R. ALVAREZ
                                               ---------------------------
                                      Name:    A.R. Alvarez
                                      Title:   GM & SR VP Memory Products


                                      ESCROW AGENT:

                                      U.S. BANK, NATIONAL ASSOCIATION

                                      By:      /S/ SHEILA K. SOARES
                                               ---------------------------
                                      Name:    Sheila K. Soares
                                      Title:   Vice President

                                   Schedule I
                                   ----------

                            Escrow Agent Fee Schedule

                                   Schedule II
                                   -----------

                            Simtek Wire Instructions

                                  Schedule III
                                  ------------

                            Cypress Wire Instructions

                                                                    Exhibit 99.5


         VOID AFTER 5:00 P.M., COLORADO TIME,
         ON MAY 4, 2015



         NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), or the securities laws of any state of the United States. The securities represented hereby may not be offered or sold in the absence of an effective registration statement for the securities under applicable securities laws unless offered, sold or transferred under an available exemption from the registration requirements of those laws.



Date: May 4, 2005

                               SIMTEK CORPORATION
                             STOCK PURCHASE WARRANT

     THIS CERTIFIES THAT, for value received, Cypress Semiconductor Corporation, a Delaware corporation ("Cypress"), is entitled to purchase from SIMTEK CORPORATION, a corporation organized under the laws of the State of Colorado (the "Company"), at any time or from time to time during the Exercise Period (as defined in Section 2 hereof), 5,055,612 fully paid and nonassessable shares of the Company's common stock, $0.01 par value (the "Common Stock"), at an exercise price per share (the "Exercise Price") of $0.7772. The number of shares of Common Stock purchasable hereunder (the "Warrant Shares") and the Exercise Price are subject to adjustment as provided in Section 4 hereof. The term "Warrant" means this Warrant issued pursuant to that certain Share Purchase Agreement, dated as of May 4, 2005, by and between the Company and Cypress (the "Purchase Agreement").

     This Warrant is subject to the following terms, provisions and conditions:

     1. (a) Manner of Exercise; Issuance of Certificates. Subject to the provisions hereof, this Warrant may be exercised at any time during the Exercise Period by the holder hereof, in whole or in part, by delivery of a completed exercise agreement in the form attached hereto (the "Exercise Agreement"), to the Company by 5 p.m. Colorado time on any Business Day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof) and upon payment to the Company as provided in Section 1(b) below of the applicable Exercise Price for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered and the completed Exercise Agreement shall have been delivered and payment shall have been made for such shares as set forth above. The Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding five (5) Business Days, after this Warrant shall have been so exercised (the "Delivery Period"). If the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefor do not require a legend and the holder is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Warrant Shares so purchased to the holder by crediting the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC Transfer"). If the aforementioned conditions to a DTC Transfer are not satisfied, the Company shall deliver to the holder physical certificates representing the Warrant Shares so purchased. Further, the holder may instruct the Company to deliver to the holder physical certificates representing the Warrant Shares so purchased in lieu of delivering such shares by way of DTC Transfer. Any certificates so delivered shall be in such denominations as may be requested by the holder hereof, shall be registered in the name of such holder or such other name as shall be designated by such holder and, following the date on which the Warrant Shares may be sold by the holder pursuant to Rule 144(k) promulgated under the Securities Act (or a successor rule), shall not bear any restrictive legend relating to the Securities Act. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

     (b) Payment of Exercise Price. The holder shall pay the Exercise Price in immediately available funds. The holder hereof, at its election, may also satisfy its obligation to pay the Exercise Price through a "cashless exercise," in which event the Company shall issue to the holder hereof the number of Warrant Shares determined as follows:

                             X = Y [(A-B)/A]
    where:
                             X = the number of Warrant Shares to be issued to
                                 the holder.

                             Y = the number of Warrant
                    Shares with respect to which this
                    Warrant is being exercised.

                             A = the average of the
                    closing prices on the Principal
                    Market of Common Stock for the five
                    trading days immediately prior to
                    (but not including) the Exercise
                    Date.

                             B = the Exercise Price.


     2. Period of Exercise. This Warrant may be exercised at any time or from time to time (an "Exercise Date") during the period (the "Exercise Period") beginning on (a) the date hereof and ending (b) at 5:00 p.m., Colorado time, on the tenth anniversary of the date of original issuance hereof.

     3. Certain Agreements of the Company. The Company hereby warrants, covenants and agrees as follows:

         (a) Shares to be Fully Paid. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid and nonassessable and free from all taxes, liens, claims and encumbrances (except for restrictions existing under applicable securities laws).

         (b) Reservation of Shares. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise in full of this Warrant.

         (c) Successors and Assigns. This Warrant shall be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all of the Company's assets.

     4. Antidilution Provisions. During the Exercise Period, the Exercise Price and the number of Warrant Shares issuable upon the exercise of the Warrants shall be subject to adjustment from time to time as provided in this Section 4. In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up or down to the nearest cent; provided that, in no event shall the Exercise Price per share be reduced below $0.01.

         (a) Subdivision or Combination of Common Stock. If the Company, at any time during the Exercise Period, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares which may be purchased hereunder shall be proportionately increased. If the Company, at any time during the Exercise Period, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares which may be purchased hereunder shall be proportionately reduced.

         (b) Consolidation, Merger or Sale. In case of any consolidation of the Company with, or merger of the Company into, any other entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company at any time during the Exercise Period, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities, cash or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make appropriate provision to cause the provisions of this Section 4 thereafter to be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger, sale, or conveyance unless prior to the consummation thereof, the successor entity (if other than the Company) assumes by written instrument the obligations under this Warrant and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire.

         (c) Notice of Adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares issuable upon exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.

         (d) Minimum Adjustment of the Exercise Price. No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

         (e) No Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the closing bid price of a share of Common Stock on the Principal Market on the date of such exercise.

         (f) Certain Definitions.

             (i) "Business Day" means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.

             (ii) "Principal Market" means the Over-the-Counter Bulletin Board or, if the Common Stock is not traded on the Over-the-Counter Bulletin Board, then the principal securities exchange or trading market for the Common Stock.

     5. No Rights or Liabilities as a Stockholder. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     6.  Transfer, Exchange, Redemption and Replacement of Warrant.

         (a) Restriction on Transfer. Subject to the terms of this Agreement, this Warrant and the rights granted to the holder hereof are transferable in whole or in part, at any time, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Section 6(e) below. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

         (b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Section 6(e) below, for new Warrants of like tenor of different denominations representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrant to represent the right to purchase such number of shares as shall be designated by the holder hereof at the time of such surrender.

         (c) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         (d) Cancellation. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 6, this Warrant shall be promptly canceled by the Company.

         (e) Warrant Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

         (f) Exercise or Transfer Without Registration. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be reasonably acceptable to the Company and shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such exercise, transfer, or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance reasonably acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act.

     7. Registration Rights. The initial holder of this Warrant (and certain assignees thereof) are entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in the Registration Rights Agreement, of even date herewith, by and between the Company and Cypress.

     8. Notices. Any notices required or permitted to be given under the terms of this Warrant shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, or by confirmed facsimile, in each case addressed to a party. The addresses for such communications shall be:

          If to the Company:

          Simtek Corporation
          4250 Buckingham Dr., Suite 100
          Colorado Springs, CO 80907
          Telephone No.: (719) 531-9444
          Facsimile No.:  (719) 531-9765
          Attention: Douglas M. Mitchell, President

          With a copy to:

          Holme Roberts & Owen LLP
          90 S. Cascade Ave., Suite 1300
          Colorado Springs, CO  80903
          Telephone (719) 473-3800
          Facsimile No.:  (719) 633-1518
          Attention:  Hendrik F. Jordaan, Esq.

          If to Cypress:

          Cypress Semiconductor Corporation
          3901 North First Street
          San Jose, CA 95134-1599
          Facsimile:  (408) 456-1821
          Attention:  Senior Vice President, Memory Products Division

          With a copy to:

          Cypress Semiconductor Corporation
          3901 North First Street
          San Jose, CA 95134-1599
          Facsimile:  (408) 456-1821
          Attention:  Laura Norris, Esq.

     Either the Company or the holder may at any time designate any other person or address in place of that provided in this Section by giving written notice to the other in accordance with this Section.

     9. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this warrant shall be governed by and construed and enforced in accordance with the laws of the state of California.

     10.  Miscellaneous.

         (a) This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the holder hereof.

         (b) The descriptive headings of the several Sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

         (c) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

         (d) Subject to the restrictions on transfer set forth herein, this Warrant may be assigned by the holder. This Warrant may not be assigned by the Company. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the holder any legal or equitable right, remedy or cause of action under this Warrant. Cypress may assign this Warrant only to a transferee or assignee that is an Affiliate of Cypress. The term "Affiliate" shall mean with respect to any individual, corporation, partnership, association, trust, or any other entity (in each case, a "Person"), any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person.

     11. Cross-Termination. Notwithstanding any other provision of this Warrant, if the Company terminates that certain Production and Development Agreement, of even date herewith, by and between Cypress and the Company, pursuant to Section 13.2(a) or 13.2(b) of such agreement, this Warrant shall be immediately terminated, become null and void and be of no further force or effect.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.


                                           SIMTEK CORPORATION


                                           By:      /S/ DOUGLAS MITCHELL
                                                  ------------------------------
                                           Name:  Douglas Mitchell
                                           Title: President

Error! Unknown document property name.
#148617 v6

                           FORM OF EXERCISE AGREEMENT

         (To be Executed by the holder in order to Exercise the Warrant)

         To:      Simtek Corporation
                  4250 Buckingham Dr., Suite 100
                  Colorado Springs, CO 80907
                  Telephone No.: (719) 531-9444
                  Facsimile No.:  (719) 531-9765
                  Attention: Douglas M. Mitchell
                  Its:   President

The undersigned hereby irrevocably exercises the right to purchase _____________ shares of the Common Stock, $.01 par vale per share, of SIMTEK CORPORATION, a corporation organized under the laws of the State of Colorado (the "Company"), and tenders herewith payment of the Exercise Price in full, in the amount of $_____________, in cash, by certified bank check or by wire transfer of immediately available funds for the account of the Company or exercises this Warrant pursuant to the "cashless exercise" provisions thereof; and

     The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

[ ] The undersigned requests that the Company cause its transfer agent to electronically transmit the Common Stock issuable pursuant to this Exercise Agreement to the account of the undersigned or its nominee (which is _________________) with DTC through its Deposit Withdrawal Agent Commission System ("DTC Transfer").

[ ] In lieu of receiving the shares of Common Stock issuable pursuant to this Exercise Agreement by way of DTC Transfer, the undersigned hereby requests that the Company cause its transfer agent to issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

         The undersigned requests that a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant, in the name of the Holder and delivered to the undersigned at the address set forth below:

Dated:_________________                      ___________________________________
                                             Signature of Holder


                                             Name of Holder (Print)
                                    Address:
                                             ___________________________________

                                             ___________________________________

                                             ___________________________________

                               FORM OF ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the attached Warrant, with respect to the number of shares of Common Stock covered thereby issuable pursuant to the attached Warrant set forth hereinbelow, to:


Name of Assignee                   Address                          No of Shares
----------------                   -------                          ------------



and hereby irrevocably constitutes and appoints ________________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.


Dated: _____________________, ____

In the presence of

_____________________________

                               Name: ____________________________


                                 Signature: _______________________
                                 Title of Signing Officer or Agent (if any):

                                 Address:  ________________________


                                 Note: The above signature should correspond exactly with the name on the face of the within Warrant.

                                                                    Exhibit 99.6
                                                                    ------------

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of the 4th day of May, 2005, by and between SIMTEK CORPORATION, a Colorado (the "Simtek"), and CYPRESS SEMICONDUCTOR CORPORATION, a Delaware corporation ("Cypress").

                                    RECITALS

     WHEREAS, Simtek and Cypress are parties to that certain Share Purchase Agreement, of even date herewith (the "Purchase Agreement"). Pursuant to the Purchase Agreement, Simtek has issued to Cypress 6,740,816 shares of common stock, par value $0.01 per share, of Simtek (the "Simtek Shares") and warrants to purchase up to 5,055,612 shares of common stock, par value $0.01 per share, of Simtek (the "Warrant Shares" and, together with the Simtek Shares, the "Registrable Securities"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Development Agreement.

     WHEREAS, Cypress entered into the Purchase Agreement with the understanding that it would be granted registration rights with respect to the Registrable Securities on the terms set forth in this Agreement.

     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.  Definitions. For purposes of this Agreement:

         1.1. The term "Affiliate" shall mean with respect to any individual, corporation, partnership, association, trust, or any other entity (in each case, a "Person"), any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person.

         1.2. The term "Common Stock" shall mean shares of Simtek's common stock, par value $0.01 per share.

         1.3. The term "Development Agreement" shall mean that certain Production and Development Agreement of even date herewith, by and between Cypress and Simtek.

         1.4. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         1.5. The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by Simtek with the SEC.

         1.6. The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document by the SEC (which the parties acknowledge is in the SEC's discretion).

         1.7. The term "Registrable Securities" means (i) the Simtek Shares and the Warrant Shares, and (ii) any Common Stock of Simtek issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in clause (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights and obligations under this Agreement are not assigned.

         1.8. The term "Registrable Securities then outstanding" means the number of shares determined by adding the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

         1.9. The term "SEC" means the Securities and Exchange Commission.

         1.10. The term "SEC Rule 144" means Rule 144 promulgated by the SEC under the Securities Act.

         1.11. The term "SEC Rule 144(k)" means Rule 144(k) promulgated by the SEC under the Securities Act.

         1.12. The term "SEC Rule 145" means Rule 145 promulgated by the SEC under the Securities Act.

         1.13. The term "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         1.14. The term "Violation" means losses, claims, damages, or liabilities (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement filed by Simtek pursuant to Section
2.1 or Section 2.9, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by any party hereto, of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, in connection with registration statement filed by Simtek pursuant to Section 2.1 or Section 2.9.

     2.  Registration Rights. Simtek covenants and agrees as follows:

         2.1. Simtek Registration. If Simtek proposes to register (including for this purpose a registration effected by Simtek for stockholders other than Cypress) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration statement relating either to the sale of securities to employees of Simtek pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered or as contemplated by that certain Registration Rights Agreement, dated October 12, 2004, by and among Simtek and the investors who are signatories thereto), Simtek shall, at such time, promptly give Cypress written notice of such registration. Upon the written request of Cypress given within twenty (20) days after mailing of such notice by Simtek in accordance with Section 3.5, Simtek shall, subject to the provisions of Section 2.3 and Section 2.5, use its commercially reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that Cypress has requested to be registered. Simtek shall have the right to terminate or withdraw any registration initiated by it under this Section 2.1 prior to the effectiveness of such registration whether or not Cypress has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the parties in accordance with
Section 2.4 hereof.

         2.2. Obligations of Simtek. Whenever required under this Section 2 to use its commercially reasonable efforts to effect the registration of any Registrable Securities, Simtek shall, as expeditiously as reasonably possible,

              (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of Cypress, use its commercially reasonable efforts to keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period Cypress refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of Simtek; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such 120-day period shall be extended for up to ninety (90) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

              (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

              (c) furnish to Cypress such numbers of copies (or an electronic copy) of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by it;

              (d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Cypress; provided that Simtek shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless Simtek is already subject to service in such jurisdiction;

         (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Cypress shall also enter into and perform its obligations under such an agreement;

         (f) cause all such Registrable Securities registered pursuant to this Agreement hereunder to be listed on a national securities exchange or trading system and each securities exchange and trading system on which similar securities issued by Simtek are then listed;

         (g) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

         (i) use its commercially reasonable efforts to furnish, at the request of Cypress pursuant to this Section 2, on the date on which such Registrable Securities are sold to the underwriter, (i) an opinion, dated such date, of the counsel representing Simtek for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a "comfort" letter dated such date, from the independent certified public accountants of Simtek, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any.

     2.3. Furnish Information. (a) It shall be a condition precedent to the obligations of Simtek to take any action pursuant to this Section 2 with respect to the Registrable Securities of Cypress that Cypress shall furnish to Simtek such information regarding itself, the Registrable Securities and other Simtek securities held by it and its Affiliates, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of Cypress's Registrable Securities.

     2.4. Expenses of Simtek Registration. Simtek shall bear and pay all expenses incurred by it in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 2.1 hereof (which right may be assigned as provided in Section 2.10 hereof), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto. Cypress shall bear and pay all expenses incurred by it in connection with the registrations pursuant to Section 2.1 hereof (which right may be assigned as provided in Section 2.10 hereof), including (without limitation) all fees and disbursements of its counsel.

     2.5. Underwriting Requirements. In connection with any offering involving an underwriting of shares of Simtek's capital stock pursuant to Section 2.1, Simtek shall not be required to include Cypress's securities in such underwriting unless it accepts the terms of the underwriting as agreed upon between Simtek and its underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by Simtek. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities to be sold other than by Simtek that the underwriters determine in their sole and absolute discretion is compatible with the success of the offering, then Simtek shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and Simtek determine in their sole and absolute discretion will not jeopardize the success of the offering. In no event shall any Registrable Securities be excluded from such offering unless all other stockholders' securities have been first excluded.

     2.6. Delay of Registration. Cypress shall have no right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

     2.7. Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

         (a) To the extent permitted by law, Simtek will indemnify and hold harmless Cypress and its officers, directors, stockholders, legal counsel and accountants, any underwriter (as defined in the Securities Act) for Cypress and each person, if any, who controls Cypress or underwriter within the meaning of the Securities Act or the Exchange Act, against any Violation and Simtek will pay to each of Cypress and its underwriter, controlling person or other aforementioned person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Simtek (which consent shall not be unreasonably withheld), nor shall Simtek be liable in any such case 0for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Cypress or its underwriter, controlling person or other aforementioned person.

         (b) To the extent permitted by law, Cypress will indemnify and hold harmless Simtek, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls Simtek within the meaning of the Securities Act, legal counsel and accountants for Simtek, any underwriter, and any controlling person of any such underwriter, against any losses, claims, damages, or liabilities to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Cypress expressly for use in connection with such registration; and Cypress will pay, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.7(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Cypress (which consent shall not be unreasonably withheld); provided, further, that, in no event shall any indemnity under this subsection 2.7(b) exceed the net proceeds from the offering received by Cypress, except in the case of fraud or willful misconduct by Cypress.

         (c) Promptly after receipt by an indemnified party under this Section
2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

         (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) Cypress or any controlling person of Cypress makes a claim for indemnification pursuant to this Section 2.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of Cypress or any such controlling person in circumstances for which indemnification is provided under this Section 2.7, then, and in each such case, Simtek and Cypress will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided however, that, in any such case, (I) Cypress will not be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by Cypress pursuant to such registration statement, and (II) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation; provided further, that in no event shall Cypress's liability pursuant to this

Section 2.7(d), when combined with the amounts paid or payable by Cypress pursuant to Section 2.7(b), exceed the proceeds from the offering (net of any underwriting discounts or commissions) received by Cypress, except in the case of willful fraud by Cypress.

         (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         (f) Unless otherwise superceded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of Simtek and Cypress under this Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this
Section 2, and otherwise and shall survive the termination of this Agreement.

         2.8. Reports Under Exchange Act. With a view to making available to Cypress the benefits of SEC Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit Cypress to sell Registrable Securities of Simtek to the public without registration or pursuant to a registration on Form S-3, Simtek agrees to:

              (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the date hereof so long as Simtek is subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

              (b) file with the SEC in a timely manner all reports and other documents required of Simtek under the Securities Act and the Exchange Act; and

         (c) furnish to Cypress, so long as Cypress owns any Registrable Securities, forthwith upon reasonable request (i) a written statement by Simtek that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies) or a statement that it has not so complied, (ii) a copy of the most recent annual or quarterly report of Simtek and such other reports and documents so filed by Simtek, and (iii) such other information as may be reasonably requested in availing Cypress of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     2.9. Form S-3 Registration.

         (a) In case Simtek shall receive from Cypress a written request or requests that Simtek use its commercially reasonable efforts to effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by Cypress, Simtek will as soon as practicable, use its commercially reasonable efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of Cypress's Registrable Securities as are specified in such request; provided, however, that Simtek shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.9:
(1) if Form S-3 is not then available for such offering by Cypress (or Simtek is not eligible to use such Form S-3 for such offering); (2) if Cypress, together with the holders of any other securities of Simtek entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $2 million; (3) if Simtek shall furnish to Cypress a certificate signed by the Chief Executive Officer of Simtek stating that in the good faith judgment of the Board of Directors of Simtek, it would be materially detrimental to Simtek and its stockholders for such Form S-3 Registration to be effected at such time, in which event Simtek shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of Cypress under this
Section 2.9; provided, however, that Simtek shall not utilize this right more than once in any twelve month period and provided further that Simtek shall not register any securities for the account of itself or any other stockholder during such sixty (60) day period (other than a registration relating solely to the sale of securities of participants in a Simtek stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered); (4) if Simtek has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for Cypress pursuant to this
Section 2.9; or (5) in any particular jurisdiction in which Simtek would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (6) during the period ending one hundred eighty (180) days after the effective date of a registration statement subject to Section 2.1 hereof.

           Subject to the foregoing, Simtek shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request of Cypress. Simtek shall bear and pay all expenses incurred by it in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 2.9 hereof (which right may be assigned as provided in Section 2.10 hereof), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto. Cypress shall bear and pay all expenses incurred by it in connection with the registrations pursuant to Section 2.9 hereof (which right may be assigned as provided in Section 2.10 hereof), including (without limitation) all fees and disbursements of its counsel.

              (b) If Cypress intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise Simtek as part of its request made pursuant to this Section 2.9, and Simtek shall include such information in the written notice referred to in Section 2.9(a).

     2.10. Assignment of Registration Rights. The rights to cause Simtek to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by Cypress to a transferee or assignee of such securities that (i) is an Affiliate of Cypress, or (ii) after such assignment or transfer, holds at least 500,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends,




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combinations and other recapitalizations), provided: (a) Simtek is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferee or assignee (i) that is a subsidiary, parent or 10% or more stockholder of Cypress, or (ii) that is an Affiliate of Cypress shall be aggregated together and with those of Cypress; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney in fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 2.

     2.11. Termination of Registration Rights. The rights set forth in this
Section 2 shall terminate on the earliest to occur of (i) the liquidation of Simtek, (ii) such time as the Registrable Securities (together with any Affiliate of the holder with whom the holder must aggregate its sales under SEC Rule 144) could be sold without restriction under SEC Rule 144 within a ninety
(90) day period, or (iii) such time as all of the Registrable Securities have been publicly sold.


3.   Miscellaneous.

     3.1. Transfers, Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     3.2. Governing Law. This Agreement shall be governed by and construed in accordance with the State of California as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of California, without regard to its principles of conflicts of laws.

     3.3. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     3.4. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     3.5. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a)



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upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth below:

          Notices to be given to Cypress will be addressed to:
          Cypress Semiconductor Corporation
          3901 North First Street
          San Jose, CA 95134-1599
          Facsimile:  (408) 456-1821
          Attention:    Senior Vice President, Memory Products Division

          With a copy to:
          Cypress Semiconductor Corporation
          3901 North First Street
          San Jose, CA 95134-1599
          Facsimile:  (408) 456-1821
          Attention:    Laura Norris, Esq.

          Notices to be given to Simtek will be addressed to:
          Simtek Corporation
          4250 Buckingham Drive, Suite 100
          Colorado Springs, CO 80907
          Facsimile:  (719) 531-9765
          Attention:    Douglas Mitchell

     3.6. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Simtek and Cypress. Any amendment or waiver effected in accordance with this paragraph shall be binding upon Simtek and Cypress.

     3.7. Severability. The invalidity of unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     3.8. Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

     3.9. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

     3.11 Transfers of Rights. Subject to Section 2.10, Cypress hereby agrees that it will not, and may not, assign any of its rights and obligations hereunder, unless such rights and obligations are assigned by Cypress to (a) any person or entity to which all of the Registrable Securities are transferred by Cypress, or (b) to any Affiliate of Cypress; provided that such assignment of rights shall be contingent upon the transferee providing a written instrument to Simtek notifying Simtek of such transfer and assignment and agreeing in writing to be bound by the terms of this Agreement.

     3.12 Dispute Resolution. Any unresolved controversy or claim arising out of or relating to this Agreement shall be resolved pursuant to the terms of the Development Agreement.

     3.13 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.



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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

FOR SIMTEK                                  FOR CYPRESS

Simtek Corporation                          Cypress Semiconductor Corporation

Signed:  /S/ DOUGLAS MITCHELL                 Signed:/S/ A.R. ALVAREZ
         --------------------                        ----------------
By:      Douglas Mitchell                   By:      A.R. Alvarez
Title:   CEO/President                      Title:   GM & SR VP, Memory Products
Date:    May 4, 2005                        Date:    May 4, 2005